Exhibit 10.3










                         GOLDMAN SACHS MORTGAGE COMPANY,

                                  AS PURCHASER

                                       AND

                          THE HUNTINGTON NATIONAL BANK,

                            AS SELLER AND AS SERVICER






                        PURCHASE AND SERVICING AGREEMENT

                          DATED AS OF FEBRUARY 28, 2003










                                TABLE OF CONTENTS


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                                    ARTICLE I


DEFINITIONS..............................................................................................2

Section 1.01      Definitions............................................................................2
Section 1.02      Other Definitional Provisions.........................................................12

                                   ARTICLE II


CONVEYANCE OF RECEIVABLES; POSSESSION OF RECEIVABLE FILES; BOOKS AND RECORDS; DELIVERY OF DOCUMENTS.....13

Section 2.01      Conveyance of Receivables; Possession of Receivable Files;
                  Maintenance of Receivable Files.......................................................13
Section 2.02      Interim Custodial Arrangement.........................................................15
Section 2.03      Books and Records; Maintenance of Receivable Files; Transfers of Receivables..........16
Section 2.04      Contents of Receivable Files..........................................................19
Section 2.05      Receivable Schedule...................................................................20
Section 2.06      [Intentionally omitted]...............................................................20
Section 2.07      Closing...............................................................................20
Section 2.08      Closing Documents.....................................................................21
Section 2.09      UCC-1 Financing Statements............................................................21
Section 2.10      Protection of Right, Title and Interest...............................................21

                                   ARTICLE III


REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH......................................................23

Section 3.01      Bank Representations and Warranties...................................................23
Section 3.02      Repurchase............................................................................35
Section 3.03      Purchaser Representations and Warranties..............................................36
Section 3.04      Indemnification by Seller.............................................................38

                                   ARTICLE IV


ADMINISTRATION AND SERVICING OF RECEIVABLES.............................................................39

Section 4.01      Servicer..............................................................................39
Section 4.02      Liquidation of Receivables............................................................41
Section 4.03      Commingling of Collections Related to the Receivables.................................42
Section 4.04      Permitted Retention of Collections by the Servicer....................................42
Section 4.05      Errors and Omissions Insurance........................................................43
Section 4.06      Remittance of GAP Amounts.............................................................43

                                    ARTICLE V


PAYMENTS TO PURCHASER...................................................................................44

Section 5.01      Remittances...........................................................................44
Section 5.02      Servicer Reports......................................................................44
Section 5.03      Monthly Advances by Servicer..........................................................45

                                   ARTICLE VI


GENERAL SERVICING PROCEDURES............................................................................45

Section 6.01      Satisfaction of Receivables and Release of Receivable Files...........................45
Section 6.02      [Intentionally omitted]...............................................................46
Section 6.03      Annual Statement as to Compliance.....................................................46
Section 6.04      Annual Independent Certified Public Accountants' Report...............................46
Section 6.05      Right to Examine Servicer Records.....................................................47
Section 6.06      System Backup File....................................................................47

                                   ARTICLE VII


SELLER AND SERVICER  TO COOPERATE.......................................................................47

Section 7.01      Provision of Information..............................................................47
Section 7.02      Financial Statements; Servicing Facility..............................................47

                                  ARTICLE VIII


THE SERVICER............................................................................................48

Section 8.01      Indemnification of Third Party Claims by the Servicer.................................48
Section 8.02      Merger or Consolidation of the Servicer...............................................49
Section 8.03      Limitation on Liability of Seller, Servicer and Others................................49
Section 8.04      Limitation on Resignation and Assignment by Servicer..................................50

                                   ARTICLE IX


PASS-THROUGH TRANSFER OR WHOLE LOAN TRANSFER............................................................50

Section 9.01      Effect of Pass-Through Transfer or Whole Loan Transfer................................50

                                    ARTICLE X


DEFAULT.................................................................................................53

Section 10.01     Events of Default.....................................................................54
Section 10.02     Waiver of Event of Defaults...........................................................56

                                   ARTICLE XI


TERMINATION.............................................................................................57

Section 11.01     Termination...........................................................................57

                                   ARTICLE XII


MISCELLANEOUS PROVISIONS................................................................................57

Section 12.01     Successor to Servicer.................................................................57
Section 12.02     Amendment.............................................................................58
Section 12.03     Governing Law; Jurisdiction; Waiver of Jury Trial.....................................58
Section 12.04     Duration of Agreement.................................................................59
Section 12.05     Notices...............................................................................59
Section 12.06     Severability of Provisions............................................................60
Section 12.07     Entire Agreement......................................................................60
Section 12.08     Relationship of Parties...............................................................60
Section 12.09     Counterparts..........................................................................60
Section 12.10     Successors and Assigns................................................................61
Section 12.11     Assignment by Purchaser...............................................................61
Section 12.12     No Waiver; Cumulative Remedies........................................................61
Section 12.13     Further Assurances....................................................................61
Section 12.14     Effect of Headings; Cross-References..................................................61
Section 12.15     No Petition Covenant..................................................................61


                                    EXHIBITS

Exhibit A         Receivable Schedule (on CD-ROM)
Exhibit B         Data Dictionary (on CD-ROM)
Exhibit C         Location of Receivable Files
Exhibit D         Form of Assignment
Exhibit E         Form of Seller's Closing Date Officer's Certificate
Exhibit F         Form[s] of Retail Motor Vehicle Loan and Installment Sale Contract
Exhibit G-1       List of Servicer Reports
Exhibit G-2       Form of Servicer Reports (on CD-ROM)
Exhibit H         Servicing Standards
Exhibit I-1       Form of Opinion of Counsel on Corporate and Related Matters
Exhibit I-2       Form of Opinion of Counsel on Sale of Receivables
Exhibit I-3       Form of Opinion of Counsel on Certificate of Title Statutes
Exhibit J         Form of Seller Annual Statement as to Compliance
Exhibit K         Form of Assignment, Assumption and Recognition Agreement
Exhibit L         Wire Instructions for Purchaser
Exhibit M         Form of Seller Disclosure
Exhibit N         Form of Receivable Information, Historical Loss and Delinquency Data

                                    SCHEDULES

Schedule 1        Cumulative Net Loss Ratio Schedule
Schedule 2-A      Exceptions Schedule (on CD-ROM)
Schedule 2-B      Cures and Time Periods for Exceptions
Schedule 2-C      Form of Lost Note Affadavit
Schedule 9.01(b)  Representations and Warranties Required in Connection with Transfer
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                  This is a Purchase and Servicing Agreement (this "Agreement")
for various retail motor vehicle loan and installment sale contracts, dated and effective as of February 28,2003, and is executed between Goldman Sachs Mortgage
Company, as purchaser (together with its successors and assigns, the
"Purchaser"), and The Huntington National Bank, as seller and servicer (together with its permitted successors and assigns, in such capacities, the "Seller" and the "Servicer," respectively).


                               W I T N E S S E T H


                  WHEREAS, the Purchaser and the Seller are parties to the Purchase Price and Terms Letter (such capitalized term and the other capitalized terms used herein having the meanings assigned thereto pursuant to Article I), pursuant to which the Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell the Purchaser, the pool of retail automobile and light truck loan and installment sale contracts described in Exhibit A (collectively, the "Receivables") subject to the terms and conditions of the Purchase Price and Terms Letter and this Agreement;

                  WHEREAS, the Purchaser desires for the Servicer to service the Receivables, and the Servicer is willing to service the Receivables, in the manner provided in this Agreement;

                  WHEREAS, the Receivables have an aggregate Principal Balance on the Cut-off Date of approximately $542,000,000;

                  WHEREAS, each Receivable is secured by a first priority security interest in the related Financed Vehicle; and

                  WHEREAS, the Purchaser, the Seller and the Servicer wish to prescribe the terms of the purchase of the Receivables and the conveyance, servicing and control of the Receivables.

                  NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto (each, a "Party," and collectively, the "Parties") agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01 Definitions.

                  Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

                  Affiliate: When used with reference to a specified Person, any Person that (a) directly or indirectly controls or is controlled by or is under common control with the specified Person, (b) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity or (c) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities.

                  Agreement: This Purchase and Servicing Agreement, including all schedules and exhibits hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  Amount Financed: With respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs, including but not limited to, service warranties.

                  Annualized Net Loss Ratio: For any Determination Date, the average for the six (6) preceding Collection Periods (or if prior to six (6) months from the Closing Date, the number of whole Collection Periods since the Closing Date), of the product of 12 times a fraction (expressed as a percentage), the numerator of which is equal to the Net Liquidation Losses during the Collection Period plus the Cram Down Losses that occurred during the Collection Period, and the denominator of which is equal to the aggregate Principal Balance of the Receivables as of the first day of the Collection Period. "Net Liquidation Losses" means, with respect to any Collection Period, the amount, if any, by which (a) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during that Collection Period exceeds (b) the Liquidation Proceeds, Insurance Proceeds and any Deficiency Balance recoveries received during that Collection Period.

                  Applicable Law: All provisions of statutes, rules and regulations, interpretations and orders of any Governmental Authority applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party including applicable federal, state and local laws and regulations thereunder, including, without limitation, usury, truth in lending, consumer credit protection, unfair and deceptive trade practice, equal credit opportunity or disclosure laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Depository Institutions Deregulation and Monetary Control Act of 1980 and, except to the extent preempted by federal law, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws.

                  Assignment: An assignment of the Conveyed Assets by the Seller to the Purchaser, dated as of the Cut-off Date, in substantially the form of Exhibit D hereto.

                  Assignment, Assumption and Recognition Agreement: An agreement in substantially the form of Exhibit K hereto.

                  Bank: HNB, in its capacity as Seller and Servicer hereunder.

                  Business Day: Any day other than (a) a Saturday or Sunday, or
(b) a day on which banking or savings and loan institutions in the States of New York or Delaware or the jurisdiction of the principal place of business of the Servicer are authorized or obligated by law or executive order to be closed.

                  Chase: JPMorgan Chase, a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York.

                  Chase Custodial Agreement Termination Date: The earliest to occur of (i) the Stamp Completion Date, (ii) the date on which the last Receivable is liquidated, purchased or paid in full or (iii) the date on which Chase has been terminated by the Purchaser pursuant to the interim custodial agreement between Chase and the Purchaser.

                  Closing Date:  March 14, 2003.

                  Closing Documents: Each of the documents described in Section 2.09.

                  Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

                  Collateral: The Financed Vehicles and any other property securing a Receivable.

                  Collection Period: With respect to each Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

                  Collections: With respect to each Receivable, without duplication:

                           (i) all payments on account of interest and
principal;

                           (ii) all Liquidation Proceeds;

                           (iii) all Insurance Proceeds (other than proceeds to
be applied to the restoration or repair of the related Financed Vehicle or released to the related Obligor in accordance with the terms of the related Receivable);

                           (iv) all GAP Amounts payable by the Seller pursuant
to Section 4.06.

                           (v) any Monthly Advances required to be paid by the
Servicer pursuant to Section 5.03:

                           (vi) any amounts payable in connection with the
purchase or repurchase of any Receivable pursuant to this Agreement;

                          (vii) any Deficiency Balance recoveries payable
pursuant to Section 4.02(b);

                         (viii) any rebate of an unearned insurance premium,
service warranty or other amount received by the Servicer which was financed in the contract for a Financed Vehicle; and

                           (ix) any other amounts received by the Servicer in
respect of a Receivable.

                  "Collections" does not include Late Fees or costs or expenses the Servicer may incur on behalf of an Obligor (such as retitiling costs) which the Obligor repays to the Servicer.

                  Collector: The meaning assigned to such term in Section
4.02(b).

                  Contract Rate: With respect to each Receivable, the annual rate of interest applicable to such Receivable stated in the applicable loan or installment sale contract.

                  Conveyed Assets: The meaning assigned to such term in Section 2.01(a).

                  Cram Down Loss: With respect to a Receivable, any loss resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces the amount owed on a Receivable or otherwise modifies or restructures the scheduled payments to be made thereon. The amount of any such Cram Down Loss will equal the excess of (i) the Principal Balance of the Receivable immediately prior to such order over (ii) the Principal Balance of such Receivable as so reduced, modified or restructured. A Cram Down Loss will be deemed to have occurred at the end of the Collection Period in which the Servicer enters the Cram Down Loss into its computer system (and Servicer shall make such entry within two Business Days after receipt of notice of such order).

                  Cumulative Net Loss Ratio: For any Determination Date, a fraction (expressed as a percentage), the numerator of which is equal to the Cumulative Net Liquidation Losses during the period from the Cut-off Date through the close of business on the last day of the Collection Period immediately preceding such Determination Date plus the Cram Down Losses that occurred during such period, and the denominator of which is equal to the aggregate Principal Balance of the Receivables as of the Cut-off Date. "Cumulative Net Liquidation Losses" means, with respect to the period from the Cut-off Date through the close of business on the last day of the Collection Period immediately preceding such Determination Date, the amount, if any, by which (a) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during that period exceeds (b) the Liquidation Proceeds, Insurance Proceeds and any Deficiency Balance recoveries received during that period.

                  Cut-off Date:  The close of business on February 28, 2003.

                  Dealer: The dealer that sold a Financed Vehicle and that originated and/or assigned a related Receivable to the Seller under an existing Dealer Agreement.

                  Dealer Agreement: The agreement between a Dealer and the Seller relating to the origination of, or assignment of, the related Receivables to the Seller and all documents and instruments relating thereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  Defaulted Receivable: With respect to any Collection Period, a Receivable (a) which, at the end of such Collection Period, is deemed uncollectible by the Servicer in accordance with the Servicing Standard, (b) in respect of which the related Financed Vehicle has been repossessed and liquidated, (c) in respect of which the Servicer has repossessed and held the related Financed Vehicle in its repossession inventory for 60 (sixty) days or more, (d) which by the end of the month becomes 120 days past due and is not in repossession inventory or (e) which by the end of the month becomes 180 days past due.

                  Deficiency Balance: The outstanding Principal Balance of a Defaulted Receivable remaining unpaid after the application, to reduce the Principal Balance of such Receivable, of all Liquidation Proceeds and Insurance Proceeds received for such Defaulted Receivable and after all proceeds have been received from the disposition of the related Financed Vehicle.

                  Delinquency Percentage: For any Determination Date, the average for the three (3) preceding Collection Periods (or if prior to three (3) months from the Closing Date, the number of whole Collection Periods since the Closing Date) of a fraction (expressed as a percentage), the numerator of which is the aggregate Principal Balance of all Receivables that as of the end of the immediately preceding Collection Period are thirty (30) or more days delinquent (excluding Defaulted Receivables from such numerator), and the denominator of which is the aggregate Principal Balance of the Receivables as of the end of the immediately preceding Collection Period.

                  Determination Date: The fourth Business Day preceding the Remittance Date, or if such day is not a Business Day, the immediately preceding Business Day.

                  Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01(a).

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  FDIC: The Federal Deposit Insurance Corporation or any successor organization.

                  Final Certification: A certification evidencing the completeness of the Receivable File for each Receivable, with any applicable exceptions or discrepancies noted on an exception report attached to such Final Certification.

                  Financed Vehicle: A new or used automobile or light truck which secures a Receivable.

                  First Remittance Date:  April 11, 2003.

                  GAP Amount: The amount of the outstanding Principal Balance of a Receivable which Seller determines is required to be cancelled pursuant to HNB GAP (as described in the related contract or other documents), if the Obligor on such Receivable has purchased HNB GAP.

                  Fitch:  Fitch, Inc. and its successors.

                  Governmental Authority: The government of the United States of America, any other nation or any political subdivision thereof, whether state, federal, provincial or local, and any agency, authority, instrumentality, regulatory body, court, administrative court or judge, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  HNB: The Huntington National Bank, a national banking association organized under the laws of the United States of America.

                  HNB GAP: HNB's debt cancellation plan pursuant to which some or all of the outstanding Principal Balance of a Receivable is required to be cancelled as provided under the terms of the debt cancellation plan as set forth in the contract or related documents for the related Receivable.

                  Indemnified Parties or Indemnified Party: The meaning assigned to such term in Section 8.01.

                  Insurance Proceeds: Proceeds of any insurance policy or service warranty related to a Receivable or the related Collateral, to the extent such proceeds are to be used to reduce the Principal Balance of such Receivable and are not to be applied to the restoration of the related Financed Vehicle or released to the Obligor in accordance with Applicable Law or the procedures that the Servicer would follow in servicing retail motor vehicle loan and installment sale contracts or repossessed collateral held for its own account.

                  Interest Collections: That portion of Collections that are allocated or allocable to payment of interest in accordance with the Simple Interest Method and the terms of each Receivable.

                  Late Fees: Any late fees, prepayment charges, extension fees, pass-a-payment fees, or other administrative fees or similar charges allowed by applicable law with respect to the Receivables.

                  Lien: A security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach to the applicable Receivable by operation of law.

                  Liquidation Proceeds: Cash (other than Insurance Proceeds) in excess of the costs of liquidation received in connection with the liquidation of a Defaulted Receivable, whether through the sale or assignment of such Receivable, trustee's sale or otherwise, including the sale or other disposition of the related Financed Vehicle.

                  Lost Note Affidavit: An affidavit in substantially the form of Schedule 2-C hereto.

                  Monthly Advance: The interest portion of each Monthly Payment that is delinquent with respect to each Receivable at the close of business on the last day of the Collection Period required to be advanced by the Servicer pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date for the related month.

                  Monthly Payment: The scheduled monthly payment of principal and interest on a Receivable that is payable by an Obligor under the related Receivable Documents.

                  Moody's:  Moody's Investors Service, Inc., and its successors.

                  Obligor:  The obligor or obligors on a Receivable.

                  Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Treasurer, the Secretary or two of the Assistant Treasurers and/or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

                  Opinion of Counsel: A written opinion of counsel in form and substance acceptable to the Purchaser and its counsel.

                  Party or Parties: The meaning assigned to such term in the recitals to this Agreement.

                  Pass-Through Transfer: The sale or transfer of some or all of the Receivables by the Purchaser to a trust or other entity to be formed as part of a publicly issued or privately placed asset-backed securities transaction.

                  Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority or any agency or political subdivision thereof.

                  Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

                  Principal Balance: With respect to any Receivable, as of the close of business on the last day of a Collection Period, the Amount Financed minus (i) that portion of all amounts received by the Servicer, from or on behalf of the related Obligor on or prior to such date and allocable to principal using the Simple Interest Method and (ii) Cram Down Losses in respect of such Receivable.

                  Purchase Price: The amount set forth in the Purchase Price and Terms Letter.

                  Purchase Price and Terms Letter: The letter agreement, dated as of February 27, 2003, between the Purchaser and the Seller, relating to the purchase of the Receivables by the Purchaser from the Seller, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and permitted assigns.

                  Rating Agencies: Moody's and Standard & Poor's and any other nationally recognized statistical credit rating agency rating any security issued in connection with any Pass-Through Transfer.

                  Receivable File:  With respect to each Receivable:

                           (i) the original Receivable or a copy of the original Receivable together with an affidavit of the Seller as to the original Receivable;

                           (ii) the original credit application fully executed by the Obligor or a photocopy thereof or a record thereof on a computer file or diskette or on microfiche;

                           (iii) the original certificate of title, or if the original certificate of title is required to be held by the agency, department or office that issued such original certificate of title, a receipt thereof (which for Michigan and Arizona shall be in the form of RD-108), or such documents that the Servicer shall keep on file, in accordance with its customary standards, policies and procedures, evidencing the security interest of the Seller in the related Financed Vehicle; and

                           (iv) if the odometer reading of the Financed Vehicle at the time of sale to the Obligor is not listed on the certificate of title or the original credit application, the odometer statement.

                  Receivable Schedule: The schedule of retail automobile and light truck loan and installment sale contracts annexed hereto as Exhibit A, which list shall set forth the information listed on Exhibit B hereto with respect to each loan and installment sale contract identified therein.

                  Receivables Repurchase Price: The price to be paid by the Seller or the Servicer, as the case may be, in connection with the repurchase or purchase of a Receivable from the Purchaser, which price shall be determined as follows:

                  (i) if the purchase or repurchase is to occur on or before the closing date of a Whole Loan Transfer or a Pass-Through Transfer related to such Receivable, a price equal to (a) the product of (x) the remaining Principal Balance of the Receivable as of the last day of the Collection Period related to the Remittance Date on which the purchase or repurchase occurs times
(y) the price (expressed as a percentage) at which the Purchaser purchased the Receivable from the Seller, plus (b) accrued interest on such outstanding Principal Balance at the Contract Rate from the date the Obligor on such Receivable last made a payment of interest through the last day of the Collection Period related to the Remittance Date on which the purchase or repurchase occurs, less (c) Monthly Advances which have not been reimbursed in accordance with this Agreement; and

                  (ii) thereafter, at the Repurchase Price.

                  Receivables: All of the retail automobile and light truck loan and installment sale contracts listed on the Receivable Schedule.

                  Reconstitution Date: The date on which any or all of the Receivables serviced under this Agreement shall be reconstituted as part of a Pass-Through Transfer or Whole Loan Transfer pursuant to Section 9.01 hereof. The Reconstitution Date shall be such date the Purchaser shall designate in writing to the Seller.

                  Remittance Date: The 11th day (or if such 11th day is not a Business Day, the first Business Day immediately preceding such date) of any month, beginning with the First Remittance Date.

                  Repurchase Price: As to each Receivable, a price equal to (a) the remaining Principal Balance of the Receivable as of the last day of the Collection Period related to the Remittance Date on which the purchase or repurchase occurs, plus (b) accrued interest on such outstanding Principal Balance at the Contract Rate from the date the Obligor on such Receivable last made a payment of interest through the last day of the Collection Period related to the Remittance Date on which the purchase or repurchase occurs, less (c) Monthly Advances in respect of such Receivable which have not been reimbursed in accordance with this Agreement.

                  Required Pool Balance: $552,000,000, which is the required aggregate Principal Balance of the Receivables as of the Cut-off Date, plus or minus 5% of such amount, pursuant to Section 2.08(b)(vi).

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  Seller: HNB and its permitted successors and assigns under this Agreement, as seller and custodian of the Receivables prior to the Closing Date.

                  Servicer: HNB, acting in its capacity as servicer of the Receivables hereunder on and after the Closing Date, unless a successor shall have been appointed pursuant to Section 12.01.

                  Servicer Reports: The meaning assigned to such term in
Section 5.02.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) repossessing a Financed Vehicle; (b) restoring and reconditioning a Financed Vehicle in preparation of such Financed Vehicle for auction, (c) any enforcement or judicial proceedings, or (d) the sale or other disposition of repossessed Financed Vehicles.

                  Servicing Fee: The amount of the per annum fee the Purchaser shall pay to the Servicer on each Remittance Date, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Principal Balance of the Receivables as of the first day of the prior Collection Period. Such fee shall be payable monthly.

                  Servicing Fee Rate:  1.00% per annum.

                  Servicing Rights: All rights relating to the servicing of the Receivables.

                  Servicing Standard: The meaning assigned to such term in
Section 4.01(a).

                  Simple Interest Method: The method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the Contract Rate multiplied by the unpaid Principal Balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the month and a 365-day year or, in the event of a leap year, a 366-day year) elapsed since the preceding payment was made and the remainder of such payment is allocable to principal.

                  Simple Interest Receivable: Any Receivable under which the portion of a payment allocated to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                  Stamp Completion Date: The date on which Chase, on behalf of the Purchaser, has completed stamping the related contract to reflect the purchase of such contract by the Purchaser and its permitted assigns; provided, however, that the Stamp Completion Date shall not occur unless and until the covenants set forth in Sections 2.10(e) and (f) hereof have been satisfied.

                  Standard & Poor's: Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, and its successors.

                  Transfer Taxes: The meaning assigned to such term in Section 3.01(b)(lix).

                  UCC: The Uniform Commercial Code in effect in the relevant jurisdiction.

                  VSI Policy: That certain "Ultimate Loss Insurance Blanket Single Interest Policy" issued by Ohio Indemnity Company to The Huntington National Bank and currently in force, together with all endorsements thereto.

                  Whole Loan Transfer: Any sale or transfer of some or all of the Receivables by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

                  Section 1.02 Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

                  (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

           CONVEYANCE OF RECEIVABLES; POSSESSION OF RECEIVABLE FILES;
                   BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

                  Section 2.01 Conveyance of Receivables; Possession of Receivable Files; Maintenance of Receivable Files. (a) Effective as of the Closing Date and subject to satisfaction of each of the conditions precedent set forth in Section 2.08(b), the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, and the Purchaser hereby purchases, all the right, title and interest of the Seller in, to and under each of the Receivables (collectively, the "Conveyed Assets"), including:

                           (i) all interest, principal, and any other amounts received by the Seller on or with respect to each of the Receivables after the Cut-off Date;

                           (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any other interest of the Seller in the Financed Vehicles;

                           (iii) all other security interests or other property interests created by or constituting each Receivable;

                           (iv) all of the Seller's rights with respect to each Receivable and the documentation relating to the Receivables, including, without limitation, all rights under the VSI Policy with respect to such Receivable and the contents of each Receivable File, including, without limitation, all of the Seller's enforcement and other rights under the UCC and other Applicable Law;

                           (v) rebates of premiums on insurance policies and all other items financed as part of the Receivables in effect as of the Cut-off Date, including but not limited to, service warranties; and

                           (vi) all Servicing Rights with respect to, and all proceeds of and rights to enforce, any of the foregoing, including, without limitation, any Insurance Proceeds and Liquidation Proceeds.

                  (b) Upon the sale of the Receivables, the ownership of each Receivable, including the contents of the related Receivable File, and all rights, benefits, payments, proceeds and obligations arising from or in connection with any of the foregoing (but excluding all rights and obligations under any Dealer Agreement), shall be vested in the Purchaser, and the ownership of all records and documents with respect to the related Receivable prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser and for the benefit of the Purchaser, as the owner thereof, in a custodial capacity only. The sale of the Receivables by the Seller to the Purchaser will not constitute and is not intended to result in an assumption by the Purchaser of any obligation (other than the obligations set forth herein) of the Seller to the Dealers, the Obligors, the insurers or any other Person in connection with the Receivables, the Receivable Files or the other Conveyed Assets or any agreement, instrument or other document related thereto.

                  (c) The Servicer shall hold, as custodian for the Purchaser, as the owner thereof, each Receivable upon the delivery to the Servicer of the Receivable File by Chase on its Stamp Completion Date; provided, however, that no Receivable File shall be returned to the Servicer until the Seller has satisfied the covenants set forth in Sections 2.10(e) and (f) hereof. The possession of each Receivable File by the Servicer shall be for the sole purpose of servicing the related Receivable. Such retention and possession by the Servicer is in a custodial capacity only. Upon the sale of the Receivables by the Seller to the Purchaser pursuant to this Agreement, the ownership of the related Receivable File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Receivable prepared by or which come into the possession of the Servicer shall vest immediately in the Purchaser and shall be retained and maintained by the Servicer, as custodian, in trust after the related Stamp Completion Date, only in such custodial capacity. The Servicer shall release its custody of the contents of any Receivable File only in accordance with written instructions from the Purchaser pursuant to Section 2.03(e), unless such release is required as incidental to the Servicer's servicing of the Receivables or is in connection with a repurchase of any Receivable pursuant to Section 2.04, 3.02, 4.01(g) or 6.01 or termination of the Servicer's role as servicer.

                  (d) It is the intention of the Seller and the Purchaser that the Seller convey good title to all of the Conveyed Assets, free and clear of any liens or encumbrances, and that such Conveyed Assets shall not be treated as property of the Seller by the FDIC or other Governmental Authority acting as conservator or receiver of the Seller in a conservatorship, receivership, insolvency or other similar proceeding in respect of the Seller under the Federal Deposit Insurance Act, 12 U.S.C. Section 1811 et seq or other Applicable Law. Further, it is not the intent of the Seller and the Purchaser that any such transfer and conveyance be deemed a grant by the Seller to the Purchaser of a security interest in any of the Conveyed Assets in order to secure a debt or other obligation of the Seller. However, in the event and to the extent that, notwithstanding the intent of the Seller and the Purchaser, any or all of the Conveyed Assets are held or otherwise determined to have been property of the Seller or not to have been conveyed to the Purchaser in a true or absolute sale, then the conveyance of the Conveyed Assets pursuant hereto shall also be deemed to be, and hereby constitutes, a first priority security interest which is hereby granted by the Seller to the Purchaser in the Conveyed Assets within the meaning of Article 9 of the UCC, securing a payment obligation incurred by the Seller in the amount paid by the Purchaser for the Conveyed Assets plus any other amounts incurred or owed as of the Closing Date and from time to time by the Seller to the Purchaser under this Agreement. The Seller shall file and deliver, prior to the Closing Date, financing statements on UCC-1 in respect of such security interest, and the Seller hereby authorizes, on or after the Closing Date, the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Purchaser may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Purchaser herein. Such financing statements shall contain a statement to the following effect:
"A purchase of or security interest in any collateral described in this financing statement other than by the Purchaser will violate the rights of the Purchaser" and may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property as necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Purchaser herein.

                  (e) The Seller has determined that the Seller's disposition of the Receivables pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes and shall treat the disposition of the Receivables pursuant to this Agreement in such manner. The sale of each Receivable shall be reflected on the Seller's balance sheet and other financial statements and income tax returns as a sale of assets by the Seller and the Purchaser shall treat the disposition of the Receivables hereunder as a sale for accounting and tax purposes.

                  Section 2.02 Interim Custodial Arrangement.

                  (a) From February 26, 2003 through but not including the Closing Date, Chase shall maintain control of the Receivable Files pursuant to and in accordance with the terms of an interim custodial agreement between it and the Seller. During such period, Chase shall maintain control of such Receivable Files for the exclusive use and benefit of the Seller and shall review the Receivable Files and prepare any required certification regarding the contents of such Receivables Files, as set forth in such agreement.

                  (b) From and including the Closing Date through the Chase Custodial Agreement Termination Date for each Receivable, Chase shall, on behalf of the Purchaser, maintain control of the Receivable File for such Receivable pursuant to and in accordance with the terms of an interim custodial agreement between it and the Purchaser. During such Period, Chase shall maintain control of each Receivable File for the exclusive use and benefit of the Purchaser (and its successors or permitted assigns, if applicable) and shall stamp each Receivable File to reflect the purchase of such contract by the Purchaser and its permitted assigns. On the Stamp Completion Date and at the end of each Business Day thereafter, Chase shall return to the Servicer, each Receivable File which has been so stamped on such day.

                  (c) From and after the receipt by the Servicer of a Receivable File, the Servicer shall hold such Receivable File in trust, as custodian, for the benefit of the Purchaser, its successors and permitted assigns, in accordance with the terms of this Agreement.

                  (d) Upon the occurrence of a failure by the Seller to satisfy the covenants set forth in Sections 2.10(e) and (f) hereof, the Purchaser shall have the right (which shall be the sole remedy for such failure to satisfy) to direct Chase to immediately remove all Receivable Files from the property of the Seller and establish a permanent custodial facility at its offices or such other location as shall be approved by the Purchaser, and from that time through the Chase Custodial Agreement Termination Date, Chase shall be custodian for the benefit of the Purchaser. Any costs associated with the transfer of the Receivable Files in connection with this clause (d) and all fees and expenses incurred by Chase as custodian pursuant to this clause (d) shall be paid by the Seller. Upon such transfer, Chase shall hold all Receivable Files, as custodian, for the exclusive use and benefit of the Purchaser and the Purchaser's successors and assigns, and shall make disposition thereof only in accordance with the terms of this Agreement and the written instructions of the Purchaser. All documents held by Chase as a Receivable File shall be marked as being separate and apart from all other documents held by Chase.

                  Section 2.03 Books and Records; Maintenance of Receivable Files; Transfers of Receivables.

                  (a) From and after the sale of the Receivables to the Purchaser, all rights arising out of the Receivables, including but not limited to all funds received on or in connection with the Receivables, shall be received and held by the Servicer, in trust, for the benefit of the Purchaser as owner of the Receivables and the Servicer shall, subject to the terms and conditions of this Agreement, retain custody of the related certificates of title and other documents constituting the Receivable Files for the sole purpose of facilitating the servicing and the supervision of the servicing of the Receivables.

                  (b) Each Receivable File in the possession of the Servicer shall be segregated from the other books and records of the Servicer and marked to reflect ownership of the Receivable by the Purchaser. Each Receivable File shall be maintained by the Servicer at one of the locations specified in Exhibit C attached hereto or such other location in the United States as specified by the Servicer by written notice to Purchaser not later than ninety (90) days prior to any change in location. The Servicer shall also make available to the Purchaser or its designee a current list of the locations of the Receivable Files upon written request. The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Receivable which shall be marked clearly to reflect the ownership of each Receivable by the Purchaser. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, as certified in an Officer's Certificate to the Purchaser, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of all Applicable Laws.

                  (c) After the Stamp Completion Date for a Receivable, the Servicer shall maintain with respect to that Receivable and shall make available for inspection by any Purchaser or its designee the related Receivable File without charge during normal business hours at the offices of the Servicer and shall permit any Purchaser or its designee to make copies of and obtain abstracts from the related Receivable File, in each case during the time the Purchaser retains ownership of a Receivable and thereafter in accordance with Applicable Law.

                  (d) As custodian on behalf of the Purchaser, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable motor vehicle receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic internal audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Purchaser to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Purchaser any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure.

                  (e) In the event the Receivable Files held by the Servicer are destroyed due to fire or other casualty, the Servicer will bear the responsibility for (i) having new titles issued for each Financed Vehicle and providing printed copies of the destroyed title from the Servicer's imaging system which shall remain in the Receivable File until such new titles are received, (ii) replacing each Receivable (by printing a copy thereof held on the Servicer's imaging system), and (iii) creating a Lost Note Affidavit to accompany each replaced Receivable, certifying that the original Receivable was destroyed; provided, however, that in the event any additional document is needed in order to service the Receivable, the Servicer shall print a copy thereof from its imaging system. All costs incurred in connection with this clause (e) shall be paid by the Servicer and the Servicer shall indemnify the Purchaser for any losses suffered by the Purchaser as a result of the loss or destruction of the original Receivable Files.

                  (f) The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Receivables. The Servicer shall not transfer any Receivable unless notified by the Purchaser to do so in accordance with the terms of this Agreement. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person other than the Purchaser with respect to this Agreement or the Receivables unless the books and records show such other Person as the owner of the Receivable. The
Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Receivables; provided, that the Purchaser shall advise the Servicer of the transfer as provided in this Agreement and any such transfer shall be in connection with the permitted assignment of the Purchaser's rights and obligations pursuant to Section 12.11 hereunder. Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Receivables of such assignee, and shall release the previous Purchaser from its obligations (other than any obligations which arose under this Agreement prior to the transfer) hereunder with respect to the Receivables sold or transferred. If the Servicer receives notification of a transfer less than five (5) Business Days before the monthly Determination Date, the Servicer 's duties to remit and report to the new Purchaser or Purchasers in the manner provided in Article V shall begin with the first Determination Date after the Reconstitution Date.

                  (g) Upon written instruction from the Purchaser, the Servicer shall release any Receivable File to the Purchaser at such place or places as the Purchaser may designate, as soon as practicable (but in no event more than five (5) days after the date of such release) and the Purchaser shall reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with any such delivery. Upon the release and delivery of any such document in accordance with the instructions of the Purchaser, the Servicer shall be released from any further liability and responsibility with respect to such documents and any other provision of this Agreement if the fulfillment of the Servicer 's responsibilities is dependent upon possession of such documents, unless and until such time as such documents shall be returned to the Servicer. In no event shall the Servicer be responsible for any loss occasioned by the Purchaser's failure to return any Receivable File or any portion thereof in a timely manner.

                  (h) The Servicer shall be entitled to reimbursement as Servicing Advances for all out-of-pocket expenses incurred in connection with the performance of its obligations as custodian of the Receivables Files under this Section 2.03.

                  (i) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time held by Servicer, in respect of such Receivable.

                  (j) The Servicer shall maintain its computer systems, in accordance with its customary standards, policies and procedures, so that, from and after the time of conveyance hereunder of the Receivables to the Purchaser, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser. The Servicer shall take no action to remove, alter or obliterate the stamp placed on the contract to show the ownership of the Receivable by the Purchaser. Indication of the Purchaser's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems or from the contract itself when, and only when, the Receivable shall have been paid in full, transferred to a successor or assign of Purchaser, or repurchased by the Seller or purchased by the Servicer in accordance with the terms of this Agreement.

                  Section 2.04 Contents of Receivable Files.

                  (a) At least four (4) Business Days prior to the Closing Date, the Purchaser shall receive a Final Certification from Chase evidencing the completeness of the Receivable File for each Receivable, with any applicable exceptions or discrepancies noted as an exception attached thereto.

                  (b) Prior to the Closing Date, the Purchaser shall have the right to reject any Receivable (i) for which any item set forth in (i) through
(iv) of the definition of "Receivable File" is missing or defective, (ii) that does not conform to the terms of the Purchase Price and Terms Letter, (iii) is in breach of any representation or warranty set forth herein, (iv) that is not appropriately includible in any Pass-Through Transfer or Whole Loan Transfer in the reasonable opinion of the Purchaser or (v) that was prepaid in full as of two (2) Business Days prior to the Closing Date. The Purchaser shall notify the Seller of any such rejected Receivable no later than one (1) Business Day prior to the Closing Date.

                  (c) After the Closing Date, if any document or instrument listed as (i) through (iv) in the definition of "Receivable File" is found to be defective (or missing) in any respect, the Purchaser shall promptly so notify the Seller. The Seller shall have a period of sixty (60) days after receipt of such written notice within which to correct or cure any such defect; provided, however, that if such defect is curable but has not been corrected or cured within such sixty (60) day period, the Seller shall, upon receipt of written consent by the Purchaser, have up to two additional thirty (30) day periods (up to an aggregate of 120 days) to effectuate the cure, so long as the Seller is acting in good faith to effectuate such cure. The Seller hereby covenants and agrees that it shall, upon the expiration of the cure period described in the previous sentence, it will repurchase the Receivable pursuant to Section 3.02.

                  (d) Notwithstanding the foregoing, with respect to a Receivable, the failure of the Purchaser to notify the Seller of any defective or missing document or instrument listed as (i) though (iv) in the definition of "Receivable File" within such sixty (60) day period, or the failure of the Purchaser to require the Seller to cure or repurchase the related Receivable upon expiration of such sixty (60) day period (or 90 or 120 period, if applicable), shall not constitute a waiver of its rights hereunder, including the rights with respect to a Receivable, to require the Seller to repurchase the affected Receivable and the right to indemnification pursuant to Section 3.02 hereof.

                  (e) The fact that the Purchaser or any prospective Purchaser has conducted or has failed to conduct any partial or complete examination of the Receivable Files prior to the Closing Date shall not affect the right of the Purchaser and its successors and assigns to demand repurchase as provided pursuant to Section 2.04(d).

                  Section 2.05 Receivable Schedule. The Seller has provided the Purchaser with the Receivable Schedule setting forth certain information with respect to each Receivable attached hereto as Exhibit A. The Receivable Schedule shall contain the information with respect to each Receivable set forth in Exhibit B.

                  Section 2.06 [Intentionally omitted]

                  Section 2.07 Closing. The closing for the purchase and sale of the Receivables shall take place on the Closing Date. At the Purchaser's option, the closing shall be either (x) by telephone, confirmed by letter or wire as the Parties shall agree or (y) conducted in person, at such place as the Parties shall agree.

                  (a) The closing shall be subject to each of the following conditions:

                           (i) all of the representations and warranties of the Seller and the Purchaser under this Agreement (other than the exceptions set forth on Schedule 2-A attached hereto) shall be true and correct as of the Closing Date and neither an Event of Default nor an event which, with notice or the passage of time, would constitute an Event of Default under this Agreement shall have occurred;

                           (ii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 2.09, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                           (iii) the results of the Purchaser's due diligence review, if any, to ensure conformity to the terms hereof shall have been satisfactory, in the sole determination of the Purchaser;

                           (iv) the Purchaser shall have received a Final Certification from Chase relating to all of the Receivables;

                           (v) the Seller, at its own expense, on or prior to the Closing Date, shall have indicated in its computer files in accordance with its customary standards, policies and procedures, that the Receivables have been conveyed to the Purchaser pursuant to this Agreement;

                           (vi) the aggregate Principal Balance of the Receivables as of the Cut-off Date is not below 95% or in excess of 105% of the Required Pool Balance; and

                           (vii) all other terms and conditions of this Agreement shall have been complied with except to the extent waived in writing by the Purchaser.

                  (b) Subject to the conditions set forth in Section 2.08(b), the Purchaser shall pay to the Seller on the Closing Date the Purchase Price by wire transfer of immediately available funds to the account designated by the Seller.

                  Section 2.08 Closing Documents. With respect to the Receivables, the Closing Documents shall consist of fully executed originals of the following documents:

                  (a) this Agreement, dated as of the Cut-off Date, in two counterparts;

                  (b) an Assignment, dated as of the Cut-off Date, in two counterparts, in the form attached as Exhibit D to this Agreement;

                  (c) the Receivable Schedule, one copy to be attached to each counterpart of this Agreement and the Assignment, as the Receivable Schedule thereto, and an additional copy certified by an officer of the Seller to be true, correct and complete;

                  (d) copies of the UCC-1 financing statements filed pursuant to
Section 2.10;

                  (e) an Officer's Certificate of the Seller substantially in the form of Exhibit E attached hereto, including as an exhibit thereto, resolutions of the board of directors or executive review committee of the Seller approving such agreements and approving the particulars of the sale of the Receivables pursuant to the terms of this Agreement and the Purchase Price and Terms Letter;

                  (f) Opinions of Counsel of the Seller, in the form of Exhibit I-1 through I-3 hereto; and

                  (g) such other documents or opinions of the Seller as the Purchaser may request.

                  Section 2.09 UCC-1 Financing Statements. On or prior to the Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction required by Applicable Law, naming the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, and containing a collateral description covering the Receivables or such other description as approved by the Purchaser, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the transfer, assignment and conveyance of the Receivables to the Purchaser pursuant to this Agreement. The Seller shall deliver a file-stamped copy of each of such UCC-1 financing statements as soon as available following such filing.

                  Section 2.10 Protection of Right, Title and Interest. The Seller covenants and agrees with the Purchaser as follows:

                  (a) In addition to the UCC-1 financing statements to be filed by the Seller on or prior to the Closing Date pursuant to Section 2.10, the Seller shall file such additional financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by Applicable Law fully to preserve, maintain, and protect the first priority perfected security interest of the Purchaser in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided in this clause (a), as soon as available following such filing.

                  (b) The Seller shall not change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with
Section 2.10 or clause (a) above seriously misleading within the meaning of
Section 9-506(b) of the UCC, unless the Seller shall have given the Purchaser at least five (5) days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. The Seller hereby gives the Purchaser the authority to file any continuation statements or amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Purchaser may determine, in its sole discretion, are necessary or advisable to continue or amend the security interest granted to the Purchaser herein.

                  (c) The Seller shall give the Purchaser at least sixty (60) days' prior written notice of (i) any relocation of its registered location or
(ii) any change in its jurisdiction of organization, including the jurisdiction in which the Seller maintains its main office under its national banking association charter.

                  (d) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle loan and installment sale contracts to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate that such Receivable has been conveyed to and is owned by the Purchaser.

                  (e) The Seller shall amend both (i) the UCC-1 financing statement naming HNB 2000-B (NQ) LLC as secured party (file number APO258823) and (ii) the UCC-1 financing statement naming HNB 2000-B (Q) LLC as secured party (file number APO258822) within five (5) Business Days after the Closing Date to exclude the Conveyed Assets from the collateral covered by each such financing statement.

                  (f) The Seller shall either (i) terminate the UCC-1 financing statement naming the Federal Reserve Bank of Cleveland as secured party (file number OH00039024196) or (ii) amend such financing statement within five (5) Business Days after the Closing Date to exclude the Conveyed Assets from the collateral covered by such financing statement, it being understood that any replacement filing in connection therewith shall not occur prior to the Business Day after the Business Day on which such UCC-1 financing statement is terminated.

                  (g) Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer any Receivable to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller.

                  (h) The Seller agrees to pay all costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the Receivables.

                  (i) The Seller shall deliver to the Purchaser within one hundred and twenty (120) days following the beginning of each calendar year, beginning with the first calendar year beginning more than ninety (90) days following the Cut-off Date, an Opinion of Counsel, dated as of a date during such one hundred and twenty (120) day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Purchaser in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01 Bank Representations and Warranties. (a) The Bank makes the following representations and warranties to the Purchaser as of the date of this Agreement and the Closing Date, on which the Purchaser relies in entering into this Agreement and accepting the Receivables:

                           (i) Due Organization and Qualification. The Bank (A) is duly organized and validly existing as a national banking association under the laws of the United States of America, (B) is in good standing under such laws and (C) is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification. The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, 12 U.S.C. Sections 1811-1831 and the Bank's status as an insured depository institution has not been terminated under the provisions of Section 8 of the Federal Deposit Insurance Act, 12 U.S.C.
         Section 1818.

                           (ii) Power and Authority; Due Authorization;
         Enforceability. The Bank has full power and authority to convey and assign the Receivables and to perform its obligations under this Agreement and has duly authorized such sale and assignment to the Purchaser and the performance of its obligations under this Agreement by all necessary action. The Agreement has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid, binding and enforceable obligation of the Bank except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

                           (iii) No Violation. The Bank is not in default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Bank is a party, as borrower or guarantor, and the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Bank pursuant to the terms of, any such indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument, in each case where such a default, conflict or breach would materially and adversely affect the performance by the Bank of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement; and the fulfillment of the terms hereof will not result in any violation of the provisions of the organizational documents of the Bank.

                           (iv) No Proceedings. No legal or governmental proceedings are pending to which the Bank is a party or of which any property of the Bank is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Bank and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Bank of its obligations under, or the validity and enforceability of, this Agreement.

                           (v) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Receivables by the Bank pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                           (vi) Licenses and Approvals. The Bank has obtained all the licenses and approvals necessary for the conduct of Bank's business in the jurisdictions where the failure to do so would materially and adversely affect its performance of its obligations under this Agreement or render any of the Receivables unenforceable.

                           (vii) Ability to Perform. The Bank has the facilities, procedures and experienced personnel necessary for the servicing of retail motor vehicle loan and installment sale contracts of the same type as the Receivables in accordance with the Servicing Standard. The Bank does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every one of its obligations under this Agreement.

                           (viii) No Consent Required. The Bank is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, including, without limitation, the sale of the Receivables by the Bank pursuant to this Agreement, except for such as have been obtained, effected or made or will be obtained on or prior to the Closing Date.

                           (ix) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Bank's knowledge, threatened against the Bank or any of its Affiliates which, if determined adversely against the Bank, would materially adversely affect the sale of any of the Receivables to the Purchaser, or the execution, delivery or enforceablility of this Agreement, or draw into question the validity of this Agreement or any of the Receivables or have a material adverse effect on the financial conditions of the Bank or the Bank's ability to perform its obligations under the terms of this Agreement.

                           (x) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished in writing pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any materially untrue statement of fact.

                           (xi) Solvency. Immediately prior to and after the transfer of the Receivables by the Bank to the Purchaser, the Bank was solvent and had reasonably adequate capital to carry on its business. The Bank is not, and, with the passage of time, does not expect to become, insolvent or bankrupt, and no liquidation of the Bank is contemplated.

                           (xii) No Fraudulent Conveyance. The transfer of the Receivables by the Bank to the Purchaser has a legitimate business purpose and was not designed to hinder, delay or defraud creditors of the Bank or impair any of their rights or interests. The Bank received reasonably equivalent value and fair consideration for its transfer to the Purchaser of the Receivables.

                           (xiii) Ordinary Banking Transaction. The transfer of the Receivables by the Bank to the Purchaser pursuant to this Agreement has been approved by the executive review committee of the Bank, which approval is reflected in the records of such committee. The Bank shall maintain a record of this Agreement in its official records.

                           (xiv) Location. The location of the Bank is the State of Ohio within the meaning of Section 9-307 of the UCC.

                           (xv) Neither the Bank nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Receivables, any interest in any Receivables to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Receivables, any interest in any Receivables from, or otherwise approached or negotiated with respect to any Receivables, any interest in any Receivables with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Receivables under the Securities Act or which would render the disposition of any Receivables a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any Person to act, in such manner with respect to the Receivables.

                           (xvi) The Bank has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with the transactions contemplated by this Agreement other than the Purchaser.

                  (b) The Seller makes the following representations and warranties as to each Receivable (or, as to (li), (liv), (lv), (lviii) and (lvix), the Receivables taken as a whole, to the extent such clauses refer to the Receivables as a whole) on which the Purchaser relies in accepting the Receivables. The following representations and warranties are made by the Seller as of the Closing Date or such other date specified below and survive the transfer, assignment and conveyance of the Receivables to the Purchaser and any subsequent assignment and transfer in connection with a Pass-Through Transfer or Whole Loan Transfer:

                           (i) Receivables as Described. The information set forth in the Receivable Schedule is true, correct and complete (including any information included in any underlying computer file or other listing), is consistent in all respects with the underlying computer file or other listing and includes each item of information on the Receivables described in Exhibit B.

                           (ii) Title. Immediately prior to the Closing Date:
         (A) such Receivable had not been sold, assigned, or pledged by the Seller to any Person; (B) the Seller had good and marketable title to such Receivable free and clear of any encumbrance, equity, pledge, charge, claim or security interest; and (C) the Seller was the sole owner of such Receivable and had full right to sell the Receivable to the Purchaser and upon the sale thereof to the Purchaser, the Purchaser will have good and marketable title thereto and will own such Receivables free and clear of any liens, encumbrances or rights of others. The Purchaser has a valid and perfected first priority security interest in such Receivable and all proceeds thereof, free and clear of all Liens, encumbrances, security interests and rights of others.

                           (iii) Security Interest in Financed Vehicle.
         Immediately prior to the Closing Date, the Seller had a valid and enforceable first priority security interest (as defined in the applicable UCC) in the related Financed Vehicle and such interest has been duly perfected and is prior to all other Liens and is enforceable as such as against all other creditors of and purchasers from the Obligor (except, as to priority, for any lien for unpaid taxes or any liens that, by statute, may be granted priority over previously perfected security interests) and the Seller has the full right to assign such security interest to the Purchaser.

                           (iv) Assignment of Security Interest in Financed Vehicle. On and after the Closing Date, there shall exist, in favor of the Purchaser, a valid, subsisting, and enforceable first priority perfected security interest in the related Financed Vehicle.

                           (v) Perfection of Security Interest in Financed Vehicle. If such Receivable was originated in a state in which notation of a security interest on the certificate of title is required or permitted to perfect the security interest in the related Financed Vehicle, the certificate of title for such Financed Vehicle shows the Seller as the sole holder of a security interest in such Financed Vehicle. If such Receivable was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in the related Financed Vehicle, such filings have been duly made and show the Seller as the sole holder of a first priority security interest in such Financed Vehicle, and in either case the Purchaser following purchase of the Receivable has the same rights as the Seller has or would have (if the Seller were still the owner of a Receivable) against the Obligor and all creditors of the Obligor claiming an interest in such Financed Vehicle.

                           (vi) All Filings Made. All filings, including, without limitation, UCC filings, required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Purchaser a first priority perfected lien on, or ownership interest in, such Receivable and the proceeds thereof have been made, taken or performed.

                           (vii) Receivable Files. Immediately prior to the conveyance of such Receivable by the Seller to the Purchaser pursuant to Section 2.01(a), Chase, on behalf of the Seller, is in possession of a complete set of the contents of the related Receivable File described in Section 2.04(a).

                           (viii) Sale of Receivable. Such Receivable has not been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser and the Seller acquired title to such Receivable in good faith, without notice of any adverse claim.

                           (ix) Lawful Assignment. Such Receivable was not originated in, and is not subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable any sale, transfer and assignment of such Receivable by the Seller under or as contemplated by this Agreement, including any repurchase in accordance with this Agreement. The Seller has not entered into any agreement with the Obligor on such Receivable that prohibits, restricts or conditions the assignment of all or part of such Receivable.

                           (x) Location of Receivable Files. The Receivable File with respect to such Receivable is kept at one or more of the locations listed in Exhibit C hereto.

                           (xi) Marking of Servicer Computer Files. As of the Closing Date, the Servicer, has clearly and unambiguously marked its computer files and other applicable electronic records to indicate that such Receivable is owned by the Purchaser.

                           (xii) No Notices. No notices of the sale of the Receivable are required to be made to the Obligor on such Receivable under any Applicable Law or under any document or instrument in the related Receivable File.

                           (xiii) No Liens. As of the Closing Date, there is no lien against the related Financed Vehicle for delinquent taxes. To the best of the Seller's knowledge, no liens or claims have been filed for work, labor, or materials relating to the related Financed Vehicle that are liens prior to, or equal with, the security interest in the Financed Vehicle granted by such Receivable.

                           (xiv) Compliance with Law. (A) The origination and acquisition of such Receivable, and the sale of the Financed Vehicle securing such Receivable, where applicable, complied, at the time it was made, in all respects with Applicable Law and the servicing of such Receivable complies in all respects with Applicable Law and (B) the sale of such Receivable by the Seller to the Purchaser and the agreement of the Seller to pay to the Purchaser GAP Amounts as required hereunder complies in all respects with Applicable Law.

                           (xv) Doing Business. The Seller is, and each Person that has had any interest in such Receivable prior to the Closing Date, whether as a Dealer or otherwise, are (or, during the period in which any Dealer acted as Dealer or held and disposed of such interest were)
         (A) in compliance with any and all applicable licensing requirements of the Applicable Laws of the state where the Receivable was originated and with any other Applicable Laws, or (B) is otherwise exempt, except in each instance to the extent that the failure to comply with such licensing requirements would have no effect on the ability of the Purchaser to enforce the Receivable or the ability of the Servicer to discharge its obligations under this Agreement.

                           (xvi) Original Copies. The sole original counterpart of each Receivable, and the related certificate of title, does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Seller (except as to notations required under the terms of this Agreement).

                           (xvii) Form of Contract. The contract evidencing such Receivable is substantially similar to one of the Seller's standard form retail motor vehicle loan contracts or retail motor vehicle installment sale contracts attached hereto as Exhibit F, except for immaterial modifications or deviations therefrom in accordance with Applicable Law which will not have a material adverse effect on the Purchaser and will not reduce the scheduled payments thereunder or other payments due under such Receivable.

                           (xviii) Dealer. Such Receivable was originated by a Dealer located in the United States of America to finance the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by each of the parties thereto whose signature is required, and such Receivable either was originated by a Dealer and made directly by Seller or was acquired by the Seller from the Dealer in the ordinary course of business and validly assigned to the Seller directly by the Dealer pursuant to a Dealer Agreement.

                           (xix) Underwriting and Documentation Standards. Such Receivable was originated by the related Dealer in accordance with the Seller's underwriting and documentation standards as in effect at the time such Receivable was originated and the Seller has delivered to the Purchaser true and complete copies of all underwriting standards under which any of the Receivables were originated.

                           (xx) No Fraud. No material error, omission, misrepresentation, negligence or fraud in respect of such Receivable has taken place on the part of any Person (including any Dealer) in connection with the origination, acquisition, servicing or sale of such Receivable.

                           (xxi) Compliance with Terms. The Seller has duly fulfilled all obligations to be fulfilled on the Seller's part under or in connection with the origination, acquisition and disposition of such Receivable, including, without limitation, giving any notices or consents necessary to effect the acquisition of such Receivable by the Purchaser, and has done nothing to impair the rights of the Purchaser in such Receivable or payments with respect thereto.

                           (xxii) Servicing and Collection Practices. The servicing and collection practices used with respect to such Receivable have been consistent with the Seller's servicing and collection policies and procedures as in effect since the date of the origination of such Receivable.

                           (xxiii) No Seller Defaults. There are no material breaches or defaults by the Seller in complying with the terms of such Receivable.

                           (xxiv) No Defenses. No right of rescission, set-off, counterclaim or defense, including defenses arising out of violations of usury laws, has been asserted or threatened with respect to the unpaid principal or interest due under such Receivable, nor will the operation of any of the terms of such Receivable, or the exercise of any right under any of the foregoing, render such Receivable unenforceable, in whole or in part, or subject such Receivable to any right of rescission, set-off, counterclaim or defense, including the defense of usury or any defense under or arising as a result of a claim under or involving the Truth in Lending Act or any other Applicable Law and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                           (xxv) Full Disbursement of Proceeds. As of the Closing Date, the proceeds of each Receivable were fully disbursed, and there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Receivable have been paid.

                           (xxvi) Enforceability. Such Receivable contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Financed Vehicle of the benefits of the security.

                           (xxvii) Original Terms Unmodified. The terms of such Receivable have not been impaired, waived, altered or modified in any respect.

                           (xxviii) Entire Agreement. Such Receivable constitutes the entire agreement between the Seller and the related Obligor.

                           (xxix) Binding Obligation. Such Receivable represents the genuine, legal, valid, and binding payment obligation of the related Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, including the Soldiers' and Sailors' Civil Relief Act of 1940 or similar laws.

                           (xxx) [Intentionally omitted].

                           (xxxi) Receivable in Force. Such Receivable has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Financed Vehicle has not been released from the lien of the Receivable, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

                           (xxxii) Payments; No Obligor Defaults. (A) As of two
         (2) Business Days prior to the Closing Date, except for payment defaults continuing for a period of less than thirty (30) days, (x) all payments required to be made have been made and credited and (y) no payment under such Receivable has been (i) thirty (30) or more days delinquent more than three times within twelve (12) months (ii) sixty
         (60) days delinquent more than once within twelve (12) months or (iii) ninety (90) days delinquent within twelve (12) months and (B) (i) there is no default, breach, violation or event of acceleration existing under such Receivable and no event which, with the passage of time or with notice or with both, would constitute a default, breach, violation or event of acceleration under such Receivable, (ii) the Seller has not waived any such default, breach or violation or event of acceleration other than waivers made in the ordinary course of business in accordance with the Seller's policies and procedures for the servicing and collection of such loans, (iii) neither the Seller nor the related Obligor has suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Receivable, (iv) there are no proceedings pending, or to the best of the Seller's knowledge, threatened, asserting insolvency of the related Obligor, there has been no previous default on such Receivable that resulted in repossession of the related Financed Vehicle and (v) there are no proceedings pending, or to the best of the Seller's knowledge, threatened, wherein the related Obligor or any governmental agency has alleged that such Receivable is illegal or unenforceable.

                           (xxxiii) Monthly Payments. Such Receivable provides for level monthly payments that fully amortize the amount financed by maturity and yield interest at the Contract Rate; provided, that the payment in the first monthly period and the last monthly period of such Receivable may be different but in no event more than twice the amount of the level payment.

                           (xxxiv) Prepayment. Such Receivable provides for, in the event that such Receivable is prepaid, an amount due on prepayment that fully pays the Principal Balance of such Receivable and includes any accrued and unpaid interest due on the date of prepayment at the applicable Contract Rate pursuant to the related contract.

                           (xxxv) Insurance Coverage. The Obligor with respect to each Receivable is required pursuant to the terms of the related Receivable to obtain insurance covering the Financed Vehicle insuring against loss and damage due to fire, theft, collision and other risks generally covered by comprehensive and collision insurance coverage and each Financed Vehicle is covered by the VSI Policy.

                           (xxxvi) No other Delinquencies. The primary borrower under the Receivable does not have any other motor vehicle loan and installment sale contract for which it is the primary borrower owing to the Seller that is thirty (30) or more days contractually delinquent at the Closing Date.

                           (xxxvii) No other Defaults. The primary borrower under the Receivable is not the primary borrower under a motor vehicle loan and installment sale contract with the Seller which is defaulted and has not been fully repaid.

                           (xxxviii)No Adverse Selection. No selection procedures believed to be adverse to the Purchaser have been utilized in selecting such Receivables from those motor vehicle loan and installment sale contracts which meet the criteria contained in this Agreement.

                           (xxxix) Chattel Paper. Such Receivable constitutes "tangible chattel paper" as defined in the UCC.

                           (xl) Origination. Such Receivable (A) was originated in the United States of America and (B) is payable in U.S. dollars.

                           (xli) Non-Military Obligors. No relief has been allowed to any Obligor on such Receivable under the Soldiers' and Sailors' Civil Relief Act of 1940.

                           (xlii) No Government Obligor. The Obligor under such Receivable is not, and such Receivable is not due in whole or in part from, the United States of America or any State, political subdivision thereof, or from any agency, department or instrumentality of the United States of America or any State or political subdivision thereof.

                           (xliii) Obligor Social Security Number. Such
         Receivable has a social security number for the Obligor under such Receivable and such social security number is a non-business social security number

                           (xliv) Obligor FICO Score. The Obligor under such Receivable had a FICO score as of the origination date of such Receivable of at least 600.

                           (xlv) Geographic. No Receivable was originated in Maryland or Pennsylvania and no Obligor under a Receivable has a current billing address in Maine.

                           (xlvi) No Bankruptcy. As of the Closing Date, the Seller has not received notice that the Obligor under such Receivable has filed for bankruptcy, and to the best of the Seller's knowledge, the Obligor under such Receivable is not in bankruptcy or similar proceedings.

                           (xlvii) No Extensions. The number of scheduled due dates on such Receivable will not have been extended on or before the Cut-Off Date.

                           (xlviii) Application of Funds. The scheduled payments on such Receivable are applicable only to payment of principal of and interest on such Receivable and not to the payment of any insurance premiums (although the proceeds of the extension of credit on such Receivable may have been used to pay insurance premiums).

                           (xlix) No Substitution. The Obligor under such Receivable does not have the unilateral right to substitute, exchange or add any Financed Vehicle under such Receivable.

                           (l) Receivable Not Assumable. Such Receivable is not assumable by another Person in a manner that would release the related Obligor from such Obligor's obligations to the Seller with respect to such Receivable.

                           (li) Principal Balance. As of the Cut-Off Date, (A) such Receivable has a remaining Principal Balance of not more than $90,000 and not less than $3,000 and (B) the aggregate Principal Balance of all Receivables was $542,000,000.

                           (lii) Simple Interest Receivables. Such Receivable is a Simple Interest Receivable.

                           (liii) Date of Origination. Such Receivable has an origination date on or after April 1, 2000.

                           (liv) Original Maturity of Receivable. Such
         Receivable has an original maturity of not less than 24 months and not greater than 85 months. The percentage of Receivables by Principal Balance with original terms greater than 60 months is 47.87%.

                           (lv) Remaining Maturity of Receivable. Such
         Receivable has a remaining maturity of not less than 16 months and not greater than 82 months. The percentage of Receivables by Principal Balance with remaining terms greater than 60 months is 33.90%.

                           (lvi) Contract Rate. Such Receivable has a Contract Rate that is a fixed rate of interest fixed for the term of the Receivable that is not less than 3.90% and not greater than 19.99%.

                           (lvii) First Scheduled Payment. Each Receivable has a first scheduled due date on or after to May 1, 2002 and has had its first scheduled payment made.

                           (lviii) Certain Additional Characteristics of Financed Vehicles. (A) Approximately 56.44% of the aggregate Principal Balance of the Receivables as of the Cut-Off Date represents Receivables that finance new automobiles and light trucks and 43.56% of the aggregate Principal Balance of the Receivables as of the Cut-Off Date represents Receivables that finance used automobiles and light trucks; (B) approximately 48.24% of the Financed Vehicles are new automobiles and light trucks and 51.76% of the Financed Vehicles are used automobiles and light trucks; (C) each Receivable finances not more than one Financed Vehicle; (D) the Seller has determined, in accordance with its customary standards, policies and procedures, that each Financed Vehicle will be used for non-business purposes and (E) approximately 16.56% of the Receivables are Receivables with respect to which the Obligor has obtained GAP coverage in accordance with the related contract.

                           (lix) Transfer Taxes. The sale, transfer, assignment and conveyance of such Receivable by the Seller pursuant to this Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Seller or the Purchaser to any federal, state or local government ("Transfer Taxes") other than Transfer Taxes which have been paid by Seller or will be paid by the Seller as and when due.

                  Section 3.02 Repurchase. It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive the sale of the Receivables to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Receivable or other document or instrument in the Receivable Files or the examination or failure to examine any Receivable File. Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties set forth in Section 3.01, the Party discovering such breach shall give prompt written notice to the other.

                  (a) Within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of a representation or warranty with respect to a Receivable, (i) the Seller shall use its best efforts promptly to cure such breach in all material respects and (ii) if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Receivable at the Receivable Repurchase Price. If such breach of a representation or warranty is curable and the Seller shall have timely commenced such cure or remedy but notwithstanding its due and diligent efforts, the remedy or cure shall not be capable of cure within such sixty (60) day period, the Seller shall, upon receipt of written consent by the Purchaser, have up to two additional thirty (30) day period to effectuate the cure (up to an aggregate total of 120 days) so long as it is acting in good faith to effectuate such cure. In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within a maximum of 120 days of the earlier of either discovery by, or notice to, the Seller of such breach (or within sixty (60) or ninety (90) days, if the applicable extension was not granted by the Purchaser), the affected Receivable shall, at the Purchaser's option, be repurchased by the Seller at the Receivables Repurchase Price. Any repurchase of a Receivable pursuant to the foregoing provisions of this Section 3.02 shall be accomplished by payment to the Purchaser or its successors and assigns of the Receivable Repurchase Price on the Remittance Date for the month following the date of the repurchase, after deducting therefrom any amount received in respect of such repurchased Receivable and being held by the Servicer for future distribution for application in accordance with Section 5.01.

                  (b) Notwithstanding clause (a) above, the Seller shall be required to cure each exception set forth on Schedule 2-A hereto in the manner set forth and within the time period allotted on Schedule 2-B. In the event that an exception is not cured in the allotted time, the Seller shall, at the Purchaser's option, repurchase the Receivable to which the exception relates in an amount equal to the amount set forth in clause (i) of the definition of "Receivables Repurchase Price."

                  (c) At the time of repurchase of a Receivable, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Receivable to the Seller. In the event of a repurchase of a Receivable, the Seller shall give written notice to the Purchaser and the Servicer that such repurchase has taken place and the Receivable Schedule shall be amended to reflect the withdrawal of the repurchased Receivable from the terms of this Agreement. Upon repurchase by the Seller, a repurchased Receivable is not, and shall not be considered, a Receivable for purposes of this Agreement.

                  (d) It is understood and agreed that the obligations of the Seller set forth in this Section 3.02 to cure or repurchase a defective Receivable as provided in this Section 3.02 and to indemnify the Indemnified Parties as provided in Section 3.04 constitute the sole remedies of the Indemnified Parties respecting a breach of the foregoing representations and warranties.

                  (e) Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Section
3.01 shall accrue as to any Receivable upon demand upon the Seller by the Purchaser for compliance with this Agreement.

                  Section 3.03 Purchaser Representations and Warranties. (a) The Purchaser makes the following representations and warranties to the Seller as of the date of this Agreement and the Closing Date:

                           (i) Due Organization and Qualification. The Purchaser
         (A) is a New York limited partnership, duly organized and validly existing under the laws of the State of New York, (B) is in good standing under such laws and (C) is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

                           (ii) Power and Authority; Due Authorization;
         Enforceability. The Purchaser has full power and authority to purchase the Receivables and to perform its other obligations under this Agreement and has duly authorized such purchase and the performance of its obligations under this Agreement by all necessary action. The Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the legal, valid, binding and enforceable obligation of the Purchaser, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

                           (iii) No Violation. The Purchaser is not under default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Purchaser is a party as borrower or guarantor, and the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Purchaser is a debtor or guarantor, nor will such action result in any violation of the provisions of the organizational documents of the Purchaser.

                           (iv) No Proceedings. No legal or governmental proceedings are pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Purchaser and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Purchaser of its obligations under, or the validity and enforceability of, this Agreement.

                           (v) No Litigation Pending. There is no action, suit, regulatory or other proceeding of any kind pending or, to the Purchaser's knowledge, threatened against or materially affecting the Purchaser or the properties of the Purchaser before any Governmental Authority which, if determined adversely to the Purchaser, would adversely affect the Purchaser's ability to execute, deliver and perform its obligations under this Agreement.

                           (vi) [Intentionally omitted]

                           (vii) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished in writing pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any materially untrue statement of fact.

                           (viii) Solvency. Immediately prior to and after the transfer of the Receivables by the Seller to the Purchaser, the Purchaser was solvent. The Purchaser is not, and, with the passage of time, does not expect to become, insolvent or bankrupt, and no liquidation of the Purchaser is contemplated.

                           (ix) Location. The address of the Purchaser is as listed in Section 12.05.

                           (x) The Purchaser is a sophisticated investor and its decision to purchase the Receivables was based on its own independent expert evaluation of all information and other materials deemed relevant by the Purchaser. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Receivables.

                           (xi) the Purchaser understands that the Receivables have not been registered under the Securities Act or the securities laws of any state.

                           (xii) the Purchaser is acquiring the Receivables for its own account only and not for any other Person.

                           (xiii) The Purchaser has not employed or used a broker in connection with the transaction contemplated herein.

                  (b) It is understood and agreed that the representations and warranties set forth in Section 3.03 shall survive the sale of the Receivables to the Purchaser and shall inure to the benefit of the Seller. Upon discovery by the Purchaser or the Seller of a breach of any of the representations and warranties set forth in Section 3.03, the Party discovering such breach shall give prompt written notice to the other.

                  Section 3.04 Indemnification by Seller.

                  (a) The Seller shall indemnify the Purchaser and its Affiliates and their respective officers, directors, agents, partners, members, shareholders and employees (including, without limitation, any subsequent purchaser of the Receivables, any trustee and any Affiliate of the Purchaser serving as the underwriter, placement agent or initial purchaser or the equivalent in the offering and sale of the securities issued in connection with any Pass-Through Transfer or Whole Loan Transfer) (collectively, the "Indemnified Parties" and each, an "Indemnified Party") and hold each Indemnified Party harmless against (i) any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any Indemnified Party may sustain in any way related to claims of third parties related to (A) the failure of the Seller to perform its obligations as seller under the terms of this Agreement, (B) the provision of any information by the Seller on the Seller and its Affiliates, the Receivables (including historical loss and delinquency data), the origination of the Receivables or the Seller's underwriting criteria, (C) the breach of any representation or warranty, covenant or other agreement set forth in this Agreement; (D) the use, ownership or operation by the Seller or any Affiliate thereof of a Financed Vehicle or (E) claims or disputes of Obligors with respect to HNB GAP; (ii) any taxes that may at any time be asserted against any Indemnified Party with respect to, and as of the date of, the conveyance of the Conveyed Assets to the Purchaser, including any sales, gross receipts, tangible personal property, privilege or license taxes (but, in the case of the Indemnified Parties, not including any taxes asserted with respect to the ownership of the Conveyed Assets or federal or state income taxes arising out of the transactions contemplated by this Agreement) and (iii) any breach by a Dealer of any of its obligations under a Dealer Agreement with respect to any Receivable.

                  (b) The Seller or the Indemnified Party, as applicable, shall promptly notify the other upon becoming aware that a claim subject to indemnification under Section 3.04(a) (an "Indemnified Claim") has been made by a third party with respect to this Agreement or the Receivables; provided, however, that the failure of the Indemnified Party to notify the Seller of an Indemnified Claim shall not relieve the Seller from any liability which it may have to any Indemnified Party, but only to the extent such failure to notify does not prejudice the Seller's ability to defend. The Seller shall assume the defense of any such Indemnified Claim and be responsible for all fees and expenses of counsel incurred therewith as well as any other litigation expenses; provided, that counsel chosen by the Seller shall be reasonably acceptable to the Purchaser; and provided, however, that at any time the Indemnified Party shall be entitled to participate therein and, to the extent that it shall wish, hire counsel (who shall not, except with the consent of the Seller, be counsel to the Seller) and, jointly with the Seller, assume the defense thereof. The Seller shall not be liable to the Indemnified Party for the cost of the Indemnified Party's counsel. If, in connection with any Indemnified Claim, the actual or potential defendants in, or targets of, any such action include both the Seller and the Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from, adverse to or additional to those available to the Seller, the Indemnified Party shall have the right to hire counsel to assume the defense of any such Indemnified Claim and the Seller shall be responsible for all fees and expenses of counsel incurred therewith as well as any other litigation expense. The Seller shall not, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act, by or on behalf of the Indemnified Party.

                  (c) The indemnification obligations of the Seller under this
Section 3.04 shall survive the assignment and transfer of the Receivables in connection with any Pass-Through Transfer or Whole Loan Transfer, the termination of this Agreement and shall be in addition to any liability which it may otherwise have.

                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

                  Section 4.01 Servicer.

                  (a) From and after the Closing Date, the Servicer, as an independent contractor, shall manage, service, administer and make Collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer's duties include, but are not limited to, collection and posting of all payments, responding to inquiries of the Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, monitoring the Conveyed Assets, accounting for Collections, preparing tax forms required by any federal, state or local tax authority, if any, furnishing the Servicer Reports and annual statements required pursuant to Sections 5.02 and 6.03 and making Monthly Advances pursuant to Section 5.03. The Servicer will service the Receivables in accordance with the servicing standard set forth on Exhibit H or, in the event that Exhibit H does not specify a particular standard, in accordance with its usual and customary procedures, consistent with the procedures employed by institutions that service motor vehicle retail installment contracts or motor vehicle installment loan notes for their own account or for the account of third parties (the foregoing, the "Servicing Standard").

                  (b) The Servicer may, in accordance with the Servicing Standard, grant extensions on a Receivable with respect to a Receivable for which the related Obligor is delinquent for failure of payment. The Servicer shall not grant more than one (1) extension on such Receivable in any calendar year and not more than three (3) extensions on any such Receivable; provided, however, that if the Servicer extends the date for the final payment by any Obligor of any Receivable beyond six (6) months past December 10, 2009, the Servicer shall promptly purchase such Receivable in the manner provided in
Section 6.01(b). As necessary to maximize collections on the Receivables and in accordance with its Servicing Standards, the Servicer may in its discretion waive any Late Fees that may be collected in the ordinary course of servicing a Receivable. The use of a pass-a-payment coupon shall not be considered an extension on a Receivable pursuant to this Section 4.01(b).

                  (c) Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Receivables and Financed Vehicles. If the Servicer commences a legal proceeding to enforce a Receivable, the Purchaser will thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Servicer may, with the prior written approval of the Purchaser, maintain such enforcement suit or legal proceeding in the name of the Purchaser or an affiliate. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                  (d) The Servicer shall, consistent with the Servicing Standard, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle in favor of the Purchaser and its successors and assigns. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Purchaser and its successors and assigns in the event of the relocation of the related Financed Vehicle or for any other reason. Notwithstanding the foregoing, the Servicer, shall have no obligation to audit the perfection or re-perfection of security interests in the Financed Vehicles; and (ii) the Seller shall have no obligation to perfect or re-perfect unless it is aware that perfection or re-perfection is necessary.

                  (e) Except as permitted by the Servicing Standard, the Servicer shall not (i) release the Financed Vehicle securing each Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, (ii) impair the rights of the Purchaser in the Receivables, (iii) change the Contract Rate with respect to any Receivable, or (iv) modify the Principal Balance or the total number of originally scheduled due dates of any Receivable.

                  (f) The Servicer shall comply with Applicable Law in connection with the satisfaction of a Receivable and the release of Loan Documents and Receivable Files.

                  (g) The Servicer or the Purchaser, as the case may be, shall promptly inform the other Party, in writing, upon the discovery of any breach by the Servicer of Section 4.01(b), (d) or (e). If such breach is curable and the Servicer shall have timely commenced such cure but notwithstanding its due and diligent efforts, the breach shall not be capable of cure within sixty (60) days of the earlier of either discovery by or notice to the Servicer of such breach, the Servicer shall, upon receipt of written consent by the Purchaser, have up to two additional thirty (30) day period to effectuate the cure (up to an aggregate total of 120 days) so long as it is acting in good faith to effectuate such cure. If such cure is not effectuated after 120 days (or within sixty (60) or ninety (90) days, if the applicable extension was not granted by the Purchaser), the Servicer shall purchase the Receivable affected by such breach at the Receivable Repurchase Price by deposit of the Receivable Repurchase Price on the next Remittance Date. The sole remedy of the Purchaser with respect to a breach pursuant to Section 4.01(b), (d) or (e) or of any breach of the Seller's representations and warranties shall be limited to the purchase of Receivables in accordance with this clause (f) and the indemnification provisions set forth in Section 8.01.

                  Section 4.02 Liquidation of Receivables.

                  (a) In the event that any payment due under any Receivable is not paid when the same becomes due and payable, or in the event the related Obligor fails to perform any other covenant or obligation under the Receivable and such failure continues beyond any applicable grace period, the Servicer shall take such action as (i) it would take under similar circumstances with respect to a similar motor vehicle retail installment contract or motor vehicle installment loan note held for its own account for investment, (ii) shall be consistent with Servicing Standard, and (iii) it shall determine prudently to be in the best interest of Purchaser. In connection herewith, the Servicer shall from its own funds make all necessary and proper Servicing Advances, subject to reimbursement pursuant to Section 4.04(c)(ii); provided, however, that the foregoing shall not be construed to require Servicer to undertake repossession, restoration or preservation of any Financed Vehicle, unless Servicer shall determine (x) that such preservation, restoration and/or repossession will increase the proceeds of liquidation of the Receivable to Purchaser after reimbursement to itself for such expenses and (y) that expenses in connection with such repossession, restoration or repossession will be recoverable either through Liquidation Proceeds or through Insurance Proceeds.

                  (b) In connection with any Deficiency Balance, the Servicer in accordance with the Servicing Standards will (A)(i) pursue collection of the deficiency for a period of no more than 120 days, which may be extended an additional 60 days if, in the Servicer's reasonable judgment such extension will maximize recovery of the Deficiency Balance and then (ii) refer the related account to (x) its routinely preferred third party collector or (y) such other third party collector as approved by the Purchaser (the entity hired pursuant to clause (x) or (y), the "Collector"), which will pursue collection of such Deficiency Balance; or (B) refer the related account directly to the Collector as provided in (A)(ii) above, if, in the Servicer's reasonable judgment referral of such account to the Collector will maximize recovery of the Deficiency Balance. In the event the Servicer refers the related account to the Collector, the Servicer shall no longer remain obligated or be liable to any other party for the collection of such Receivable. The Servicer shall, in accordance with
Section 5.01, remit to the Purchaser any amounts collected by it or remitted to it by the Collector (from which the Collector may net all of the Collector's costs, expenses and other charges) in regards to such Deficiency Balance.

                  Section 4.03 Commingling of Collections Related to the Receivables.

                  (a) For so long as the Servicer's short term senior unsecured debt rating remains A-1 (by S&P) and P-1 (by Moody's) or better, the Servicer shall be permitted to commingle all Collections relating to the Receivables received in the immediately preceding Collection Period with its own corporate funds.

                  (b) In the event the Servicer's short term ratings fall below A-1 or P-1, as the case may be, the Servicer shall within five (5) calendar days of such ratings downgrade deliver all Collections in its possession relating to the Receivables to an account designated by the Purchaser. Thereafter, the Servicer shall remit to the account so designated all Collections relating to the Receivables within two (2) Business Days of receipt thereof. Amounts in such account with respect to a Collection Period shall remain on deposit therein until the related Remittance Date and the Purchaser agrees that it shall cause to be remitted to the Servicer on each Remittance Date, solely from Collections deposited in such account, amounts which the Servicer is entitled to receive or retain for itself (in respect of fees, reimbursement of expenses or advances or otherwise) in accordance with the terms of this Agreement.

                  Section 4.04 Permitted Retention of Collections by the
Servicer.

                  (a) As compensation for its services hereunder, the Servicer shall be entitled to retain from the interest portion of Monthly Payments collected or the interest portion of Liquidation Proceeds received on the Receivables the amount of its Servicing Fee. To the extent the interest portions are insufficient to pay the full amount of the Servicing Fee in a particular month, the Servicer shall be entitled to retain the interest portions of Monthly Payments collected and Liquidation Proceeds received in subsequent months to recover the unpaid portion. The Servicing Fee shall be payable monthly. As additional servicing compensation, the Seller shall be entitled to receive all Late Fees with respect to the Receivables serviced pursuant to this Agreement and all interest accrued on any funds held by the Servicer constituting Collections of any of the Receivables.

                  (b) The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except to the extent specifically provided for herein.

                  (c) On each Remittance Date, the Servicer shall retain amounts that constitute Collections on the Receivables for the following purposes:

                           (i) to reimburse itself out of Interest Collections for Monthly Advances of the Servicer's funds made pursuant to Section 5.03.

                           (ii) to reimburse itself for unreimbursed Servicing Advances; provided that such reimbursement with respect to any Receivable shall be limited to Liquidation Proceeds, Insurance Proceeds and Deficiency Balance recoveries with respect to such Receivable.

                           (iii) to reimburse itself out of Interest Collections for unpaid Servicing Fees.

                  Section 4.05 Errors and Omissions Insurance. The Servicer, shall maintain, at its own expense, an errors and omissions insurance policy on all officers, employees or other persons acting in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables, which policy shall protect and insure the Servicer, against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such errors and omissions policy shall also protect and insure the Servicer, against losses in connection with the release or satisfaction of a Receivables without having obtained payment in full of the indebtedness secured thereby. Notwithstanding the foregoing, such errors and omission policy may have a deductible consistent with prudent corporate practice. Without limiting the generality of the indemnification provisions of this Agreement, the Servicer hereby acknowledges that any amounts payable by it pursuant to any such deductible are indemnified obligations payable by the it pursuant to Section 8.01.

                  Section 4.06 Remittance of GAP Amounts.

                  (a) Seller shall handle all claims of Obligors in connection with HNB GAP for any Receivable. Notwithstanding any other provision of this Agreement, if Seller determines that all or some portion of the Principal Balance of a Receivable is required to be cancelled pursuant to HNB GAP in effect for such Receivable, Seller shall so notify Servicer, and Servicer shall take the appropriate steps to reduce the Principal Balance of such Receivable by the GAP Amount, and such reduction shall not be a violation of any other provision of this Agreement. On the day on which the Seller determines that all or some portion of the Principal Balance of a Receivable is required to be cancelled pursuant to HNB GAP in effect for such Receivable, the Seller shall remit to Servicer an amount equal to the GAP Amount to be applied to such Receivable and the Servicer shall hold such amount in accordance with Section 4.03, and shall remit such amount to Purchaser on such Remittance Date, or as otherwise required by Section 4.03.

                  (b) Purchaser agrees that it shall have no right to collect from the Obligor the amount of any GAP Amount determined by Seller to be applicable to any Receivable, and that Purchaser shall not, on its own or through any agent, attempt to collect any GAP Amount from any Obligor. Seller agrees that the indemnification provisions of Section 3.04 of this Agreement shall apply to any claim by any Obligor against Purchaser, or its successors or assigns, with respect to HNB GAP.

                                   ARTICLE V

                              PAYMENTS TO PURCHASER

                  Section 5.01 Remittances.

                  (a) On each Remittance Date, the Servicer, shall remit by wire transfer of immediately available funds to the Purchaser at the wire transfer instructions set forth on Exhibit L all amounts constituting Collections on Receivables for the related Collection Period, as determined on the related Determination Date (net of amounts retained pursuant to Sections 4.05 as of such date). Remittances made to the Purchaser on each Remittance Date will be made to the Purchaser in immediately available funds pursuant to the wire instructions set forth on Exhibit L, or as otherwise directed by the Purchaser from time to time in writing.

                  (b) With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer, shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each charge, plus two percentage points, but in no event greater than the maximum amount permitted by Applicable Law. Such interest shall be paid by the Servicer, to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

                  Section 5.02 Servicer Reports.

                  (a) By no later than the First Remittance Date, the Seller shall be required to deliver to the Purchaser a copy of each monthly remittance report (collectively, the "Servicer Reports") listed in Exhibit G-1 and each Servicer Report shall be substantially in the applicable form set forth in Exhibit G-2 and be satisfactory to the Purchaser.

                  (b) On each Determination Date, the Servicer shall provide to the Purchaser each of the Servicer Reports listed in Exhibit G-1 attached hereto, with respect to Collections for the preceding Collection Period, in hard copy or electronic format as mutually agreed by the Servicer and the Purchaser and each Servicer Report shall contain a certification from an Officer of the Servicer regarding the accuracy of the information contained therein.

                  Section 5.03 Monthly Advances by Servicer. On each Remittance Date, the Servicer shall remit from its own funds or from amounts held for future distribution an amount equal to the interest portion of all Monthly Payments that were (i) due on the Receivables during the applicable Collection Period and that were delinquent at the close of business on the last day of the Collection Period immediately preceding such Remittance Date or (ii) not due during the applicable Collection Period because payment in the Collection Period was deferred by the Servicer (including for this purpose, any extension made in connection with a pass-a-payment coupon). Any amounts held for future distribution used in the manner provided in the preceding sentence shall be reimbursed by the Servicer on or before any future Remittance Date, if funds available on such Remittance Date shall be less than payments required to be made to the Purchaser on such Remittance Date. Notwithstanding the foregoing, the Servicer shall not be permitted to make any Monthly Advances pursuant to this Section 5.03 from amounts held for future distribution, and instead shall be required to make all Monthly Advances from its own funds, unless the Servicer shall have a long-term credit rating of at least "A" by Standard & Poor's and "A2" by Moody's. The Servicer's obligation to make such Monthly Advances as to any Receivable shall continue through the earlier to occur of (i) the last Monthly Payment due prior to the payment in full of the Receivable or (ii) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds) with respect to the Receivable; provided, however, that if requested by a Rating Agency in connection with Pass-Through Transfer, the Servicer shall be obligated to make such Monthly Advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of the related Financed Vehicle; provided, further, however, that the obligation to pay Monthly Advances shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Receivable are non-recoverable by the Servicer from Liquidation Proceeds or otherwise from amounts allocable to interest with respect to a particular Receivable.

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

                  Section 6.01 Satisfaction of Receivables and Release of Receivable Files.

                  (a) The Servicer shall comply with Applicable Law in connection with the satisfaction of a Receivable and the release of Loan Documents and Receivable Files. Subject to the foregoing, upon the payment in full of any Receivable (subject in each case to the write-off by the Servicer, in its sole discretion, of a remaining balance no greater than $25 owing with respect to such Receivable, in accordance with its Servicing Standards), the Servicer may release of any documents or instruments in the related Receivable Files.

                  (b) If the Servicer satisfies or releases the Collateral securing a Receivable without first having either (x) obtained voluntary payment in full (subject to the write-off by the Servicer, in its sole discretion, of a remaining balance no greater than $25 owing with respect to such Receivable, in accordance with its Servicing Standards) of the indebtedness secured by the Collateral or (y) liquidated or repossessed such Collateral, or if the Servicer otherwise prejudices any rights the Purchaser may have under the Collateral securing a Receivable (in addition to the rights of the Purchaser in connection therewith set forth in Section 4.01(g)), upon written demand of the Purchaser, the Servicer, shall repurchase the related Receivable at the Receivable Repurchase Price and remit such amount to the Purchaser on the next Remittance Date.

                  Section 6.02 [Intentionally omitted].

                  Section 6.03 Annual Statement as to Compliance. The Servicer shall deliver to the Purchaser on or before April 15 each year, beginning April 15, 2004, an Officer's Certificate in substantially the form of Exhibit J, stating that (a) a review of the activities of the Servicer during the preceding calendar year (or, with respect to the first Officer's Certificate, the period from the Closing Date to December 31st of such year) and of performance under this Agreement has been made under such officer's supervision, (b) the Servicer has complied with the provisions of this Agreement, and (c) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or other period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

                  Section 6.04 Annual Independent Certified Public Accountants' Report. (a) On or before April 15 of each year beginning April 15, 2004, the Servicer, at its expense, shall cause a firm of independent certified public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has audited the documents or records of the Servicer relating to the Receivables and issued its report thereon and that such audit
(a) was made in accordance with generally accepted auditing standards and (b) included tests relating to retail motor vehicle loan and installment sale contracts serviced for others and that such firm is of the opinion that the provisions of this Agreement have been complied with during the preceding calendar year (or, with respect to the first report, the period from the Closing Date to December 31st of such year), and that, on the basis of such examination, nothing has come to their attention that would indicate that such servicing has not been conducted in compliance therewith during such calendar year or other period, except for (x) such exceptions as such firm shall believe to be immaterial and (y) such other exceptions as shall be set forth in such statement.

                  Section 6.05 Right to Examine Servicer Records. The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Receivables, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its expenses associated with such examination.

                  Section 6.06 System Backup File. Within forty-five (45) days after the Closing Date, the Servicer shall provide to the Purchaser a copy (on a medium mutually agreed upon between the Seller and the Purchaser) of a complete image from the Servicer's imaging system of each item in a Receivable File for each Receivable. The Servicer shall at all times maintain a complete system backup file with respect to the Receivables and shall, by no later than each Determination Date, deliver to the Purchaser a copy of (i) the loan file tape (determined by the data dictionary, in the form of Exhibit B attached hereto, as may hereafter be modified by mutual agreement of the Seller and the Purchaser) and (ii) the extracts from other applicable servicing systems of the Servicer's.

                                  ARTICLE VII

                        SELLER AND SERVICER TO COOPERATE

                  Section 7.01 Provision of Information. (a) During the term of this Agreement, the Servicer shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any other documents contained in the Receivable File for each Receivable provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency shall be provided at the Purchaser's expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

                  (b) The Seller and the Servicer shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes, and to carry out the terms, of this Agreement.

                  Section 7.02 Financial Statements; Servicing Facility. The Servicer shall make available to the Purchaser and any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer, and to permit the Purchaser and any prospective Purchaser to inspect the Servicer's servicing facilities for the purpose of satisfying the Purchaser and such prospective Purchaser that the Servicer has the ability to service the Receivables as provided in this Agreement.

                                  ARTICLE VIII

                                  THE SERVICER

                  Section 8.01 Indemnification of Third Party Claims by the Servicer.

                  (a) The Servicer shall indemnify the Purchaser and its Affiliates and their respective officers, directors, agents, partners, members, shareholders and employees (including, without limitation, any subsequent purchaser of the Receivables, any trustee and any Affiliate of the Purchaser serving as the underwriter, placement agent or initial purchaser or the equivalent in the offering and sale of the securities issued in connection with any Pass-Through Transfer or Whole Loan Transfer) (collectively, the "Indemnified Parties" and each, an "Indemnified Party") and hold each Indemnified Party harmless against (i) any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any Indemnified Party may sustain in any way related to claims of third parties arising from (A) the failure of the Servicer to perform its duties as servicer and custodian and to service the Receivables in compliance with the terms of this Agreement, (B) the provision of any information by the Servicer on the Servicer and its Affiliates, the Receivables (including historical loss and delinquency data) or the servicing of the Receivables, (C) the breach of any representation or warranty, covenant or other agreement set forth in this Agreement or (D) the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

                  (b) The Servicer or the Indemnified Party, as applicable, shall promptly notify the other upon becoming aware that a claim subject to indemnification under Section 8.01(a) (an "Indemnified Claim") has been made by a third party with respect to this Agreement or the Receivables; provided, however, that the failure of the Indemnified Party to notify the Servicer of an Indemnified Claim shall not relieve the Servicer from any liability which it may have to any Indemnified Party, but only to the extent such failure to notify does not prejudice the Servicer's ability to defend. The Servicer shall assume the defense of any such Indemnified Claim and be responsible for all fees and expenses of counsel incurred therewith as well as any other litigation expenses; provided, that counsel chosen by the Servicer shall be reasonably acceptable to the Issuer, the Indenture Trustee and the Owner Trustee; and provided, however, that at any time the Indemnified Party shall be entitled to participate therein and, to the extent that it shall wish, hire counsel (who shall not, except with the consent of the Servicer, be counsel to the Servicer) and, jointly with the Servicer, assume the defense thereof. The Servicer shall not be liable to the Indemnified Party for the cost of the Indemnified Party's counsel. If, in connection with any Indemnified Claim, the actual or potential defendants in, or targets of, any such action include both the Servicer and the Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from, adverse to or additional to those available to the Servicer, the Indemnified Party shall have the right to hire counsel to assume the defense of any such Indemnified Claim and the Servicer shall be responsible for all fees and expenses of counsel incurred therewith as well as any other litigation expense. The Servicer shall not, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act, by or on behalf of the Indemnified Party.

                  (c) The indemnification obligations of the Servicer under this
Section 8.01 (a) shall survive the assignment and transfer of the Receivables in connection with any Pass-Through Transfer or Whole Loan Transfer, the termination of the Servicer and the termination of this Agreement and shall be in addition to any liability which it may otherwise have.

                  Section 8.02 Merger or Consolidation of the Servicer. The Servicer shall preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Receivables and to perform its duties under this Agreement.

                  Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of either Party, anything herein to the contrary notwithstanding; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01(a) shall have been breached and no Event of Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Purchaser an Officer's Certificate and Opinion of Counsel each stating that such consolidation, merger or succession and any such related agreements comply with this Section 8.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Servicer shall have delivered to the Purchaser an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Purchaser and its successors and assigns in the Receivables or (B) no such action shall be necessary to preserve and protect such interest. Furthermore, in the event the Servicer transfers or otherwise disposes of all or substantially all of its assets to an Affiliate of the Servicer, such Affiliate shall satisfy the condition described in the preceding sentence and shall also be fully liable to the Purchaser for all of the Servicer's obligations and liabilities hereunder.

                  Section 8.03 Limitation on Liability of Seller, Servicer and Others.

                  Neither the Seller or the Servicer, nor any of the directors, officers, employees or agents of the Seller nor the Servicer, shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this Section 8.03 shall not protect the Seller or the Servicer or any such Person against any breach of warranties or representations made herein, or, as to the Servicer, the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any other liability which would otherwise be imposed under this Agreement. The Seller and the Servicer, and any director, officer, employee or agent of the Seller or the Servicer, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

Section 8.04      Limitation on Resignation and Assignment by Servicer.

                  (a) The Purchaser has entered into this Agreement with the Servicer and subsequent Purchasers will purchase the Receivables in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign this Agreement or its the servicing or custodial obligations hereunder, nor delegate its rights or duties hereunder or any portion hereof.

                  (b) The Servicer shall not resign from the obligations and duties hereby imposed on it, except by mutual consent of the Servicer and the Purchaser or upon the determination that its duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 12.01, unless Servicer is prohibited by Applicable Law from serving as Servicer, in which instance Purchaser shall immediately designate a successor Servicer. Notwithstanding the foregoing, the Servicer may also resign in connection with a Whole Loan Transfer to a banking institution that HNB reasonably considers to be a competitor in the indirect auto business; provided, however, that (w) HNB shall have found a successor Servicer reasonably acceptable to the Purchaser, (x) the Servicing Fee to be paid to the successor Servicer shall be no greater than the Servicing Fee provided for under this Agreement, (y) the successor Servicer shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section
12.01 within no more than sixty (60) days and (z) the Servicer shall pay all expenses associated with such transfer to a successor Servicer.

                                   ARTICLE IX

                  PASS-THROUGH TRANSFER OR WHOLE LOAN TRANSFER

                  Section 9.01 Effect of Pass-Through Transfer or Whole Loan Transfer. The Purchaser and the Bank agree that with respect to some or all of the Receivables, the Purchaser, at its sole option, shall effect one or more Pass-Through Transfers or Whole Loan Transfers, retaining the Bank as the Servicer thereof or subservicer if a master servicer is employed; provided, however, that the Purchaser shall not be permitted to make more than five (5) transfers. From and after the Reconstitution Date, the Receivables transferred shall remain covered by this Agreement, insofar as the Servicer shall continue to service such Receivables on behalf of the transferee in accordance with the terms and provisions of this Agreement. Each transferee of the Receivables shall be permitted to make one (1) Whole Loan Transfer in respect of the Receivables held by it; provided, however, that in connection with such Whole Loan Transfer, the Servicer shall have the right to resign in accordance with
Section 8.04(b); and provided, further, that in the event the transferee transfers Receivables to more than one successor transferee, the Servicer may resign without regard to the requirements set forth in Section 8.04(b).

                  (a) The Bank shall use its reasonable best efforts to assist the Purchaser and any prospective purchasers from the Purchaser and trustees or other similar entities in connection with each Whole Loan Transfer or Pass-Through Transfer, including, without limitation:

                           (i) making representations and warranties as of the closing date of each Whole Loan Transfer or Pass-Through Transfer that the Bank has serviced the Receivables in accordance with the terms of this Agreement, and otherwise has complied with all covenants and obligations hereunder and making other representations and warranties as set forth in Schedule 9.01(b). In the event the Servicer makes an improper representation with regard to a Receivable, the Servicer shall be required to indemnify the Purchaser for such improper representation or repurchase such Receivable at the Receivable Repurchase Price; provided, however, the Servicer shall not be required to indemnify the Purchaser or repurchase a Receivable if the Servicer, in good faith, determines that a Receivable does not comply with the Receivable-related representations set forth on Schedule 9.01(b) hereto and informs the Purchaser of such determination;

                           (ii) negotiating in good faith and executing any seller/servicer agreements, as servicer, required by the purchaser of the receivables, the trustee or similar entity to effectuate the foregoing, including, without limitation, setting forth the representations and warranties with respect to the Servicer and the Receivables referred to in clause (i) above and the remedies for breach of the same (it being understood that any such agreement will be, as to terms relating to the servicing of the Receivables, on substantially similar terms and conditions to those of this Agreement);

                           (iii) providing to the Purchaser (A) a statement containing certain information relating to the Bank, including, but not limited to, its origination and servicing practices and procedures, in a form similar to that set forth in Exhibit M, updated as necessary to reflect any changes in the current circumstances of the Bank and (B) information relating to the Receivables, including, but not limited to, historical loss and delinquency data, as set forth in Exhibit N, it being understood that the information provided pursuant to this clause
         (iii) shall be provided to prospective investors in a public offering document or private placement memorandum, and shall provide to the Purchaser, upon request, prior to any Pass-Through Transfer or Whole Loan Transfer, updated quarterly static pool data covering losses, recoveries and defaults, which information the Purchaser shall be permitted to deliver to any potential purchaser of securities rated less that BBB- in connection with a Pass-Through Transfer or any potential purchaser in a Whole Loan Transfer. The Bank shall represent and warrant that, when delivered, all of such information shall not contain any untrue statement of a material fact and will not omit to state any material fact necessary to make the statements and information therein, in light of the circumstances under which they were made, not misleading;

                           (iv) cooperating with the Purchaser and the trustee or similar entity, at the expense of the Purchaser or such other trustee or entity, to satisfy, in connection with any Pass-Through Transfer, the applicable entity's reporting obligations under the Exchange Act and Applicable Law, including any certification necessary to comply in form and substance with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder;

                           (v) delivering opinions of counsel on the Bank and the transfer of the Receivables by the Bank to the Purchaser in form and substance acceptable to the Purchaser; provided, that any out-of-pocket, third party expenses incurred by the Seller in connection with the foregoing shall be paid by the Purchaser;

                           (vi) providing as applicable, at the expense of the
         Purchaser:

                                    (A) any and all information and appropriate
                  verification of information which may be reasonably available to the Bank, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request; and

                                    (B) (x) an Officer's Certificate executed by
                  a senior officer of the Bank, responsible for the servicing of the Receivables; and (y) such additional statements, certificates or other similar documents of the Bank or reports from the Bank's accountants in connection with a Pass-Through Transfer and in substance as required by Applicable Law.

                           (vii) indemnifying the Purchaser for any material misstatements contained in the information provided pursuant to subclauses (i), (iii) and (vi) above or for breaches of any representation and warranty set forth above. If a claim is brought by a third party in connection with a Pass-Through Transfer or Whole Loan Transfer but indemnification pursuant to Section 3.04 is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any Indemnified Claim related to clause 3.04(a)(i)(B), then the Bank shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the Purchaser on the other. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give notice pursuant to Section 3.04(b), thereby prejudicing the Bank's ability to defend an Indemnified Claim, then the Bank shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Bank on the one hand and the Purchaser on the other in connection with such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The Bank and the Purchaser agree that it would not be just and equitable if contribution pursuant to this
         Section 9.01(a)(vii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9.01(a)(vii). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9.01(vii) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, unless the Indemnified Party has jointly assumed the defense thereof with the Bank pursuant to Section 3.04(b) and, in accordance with such Section, is responsible for the costs of counsel associated therewith. Notwithstanding the provisions of this Section 9.01(a)(vii), the Purchaser shall not be required to contribute any amount in excess of any underwriting discount, commission, structuring or other fee earned in connection with a transfer as contemplated in this Article IX.

                  (b) As requested by the Purchaser, the Bank shall also furnish to the Purchaser information regarding the Bank necessary for the Purchaser to effect a Whole Loan Transfer or Pass-Through Transfer, as applicable. In addition, the Bank shall represent and warrant to the Purchaser that, when delivered, such information shall not contain any untrue statement of a material fact and will not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE X

                                     DEFAULT

                  Section 10.01 Events of Default. (a) Each of the following shall constitute an Event of Default on the part of the Bank:

                           (i) any failure by the Bank to remit to the Purchaser
         (x) any payment to be made on a Remittance Date that continues unremedied for a period of one (1) Business Day after the date upon which such payment was due or (y) any payment required to be made under the terms of this Agreement (other than any payment to be made on a Remittance Date) that continues unremedied for a period of three (3) Business Days after the date upon which such payment was due; or

                           (ii) failure by the Bank duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Bank set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Bank, as applicable, by the Purchaser; or

                           (iii) failure by the Servicer to maintain its license to do business in any jurisdiction where the Servicer is required to be licensed in connection with the servicing of the Receivables or the performance of its other obligations under this Agreement; or

                           (iv) any change in the business, assets, operations, prospects or condition, financial or otherwise, of the Bank that has a material adverse effect on the ability of the Bank to perform any of its obligations under this Agreement; or

                           (v) the long-term unsecured debt rating of the Bank is withdrawn or reduced to "Baa2" by Moody's, "BBB" by Standard & Poor's or "BBB" by Fitch; or

                           (vi) the Bank shall default in the payment of indebtedness for any borrowed monies (after giving effect to all applicable cure periods in any agreement governing such indebtedness) in an amount in excess of $10,000,000; or

                           (vii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such degree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                           (viii) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to either the Servicer or of or relating to all or substantially all of its property; or

                           (ix) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                           (x) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities or custodial responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of
         Section 8.04; or

                           (xi) the indictment of Servicer, any director or employee thereof, any Affiliate or any director or employee thereof for criminal activity related to the origination or servicing activities of the Servicer, in each case, where such indictment materially and adversely affects the ability of the Servicer, as applicable, to perform its obligations under this Agreement subject to the condition that such indictment is not dismissed within ninety (90) days; or

                           (xii) for any Determination Date on or after the Determination Date occurring in July 2003, the Cumulative Net Loss Ratio exceeds the percentage set forth opposite such Determination Date on Schedule 1 hereto; or

                           (xiii) as of the last day of any Collection Period, the Delinquency Percentage exceeds 2.625%; or

                           (xiv) for any Determination Date, the Annualized Net Loss Ratio exceeds 1.50%;

                  (b) The Servicer shall deliver to the Purchaser, promptly after having obtained knowledge thereof, but in no event later than three (3) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 10.01(a).

                  (c) In each case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Seller and the Servicer, may (i) terminate the Bank as Servicer under this Agreement and the servicing of the Receivables and the proceeds thereof, including the Servicer's custodial responsibilities hereunder; (ii) give notice to each Obligor of the sale of the related Receivable to the Purchaser and that such Obligor shall, effective as of the date of such notice, remit all Monthly Payments to an account specified by the Purchaser or (iii) require the Servicer to deliver within five (5) Business Days all Receivable Files to an entity designated by the Purchaser. Notwithstanding the foregoing, in connection with an Event of Default as set forth in clauses (xii), (xiii) and
(xiv), the Purchaser may only exercise the rights described in clauses (i) through (iii) of this clause (c).

                  (d) Upon receipt by the Servicer of such written notice pursuant to clause (c)(i) above, all authority and power of the Servicer under this Agreement, whether with respect to the Receivables or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Servicer shall prepare, execute and deliver to the successor servicer designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Receivable Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Receivable Files, at the Servicer's sole expense. The Servicer shall cooperate with the Purchaser and such successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be held by the Servicer with respect to the Receivables or thereafter received with respect to the Receivables.

                  (e) The Servicer shall not be required to repurchase a Receivable pursuant to Section 4.01(g) or to indemnify the Purchaser pursuant to
Section 8.01 in connection with (x) a Receivable being deemed to be unenforceable in a jurisdiction or (y) the impairment of receipt by the Purchaser of Collections on a Receivable if either (x) or (y) above occurs as a result of the Purchaser's failure to obtain any license or consent necessary in connection with its ownership of the Receivables. Any delinquencies, repossessions or losses on the Receivables caused by the failure of the Purchaser to have any such license or consent shall not be considered in determining any Event of Default under clause (xii), (xiii) or (xiv) of Section 10.01(a) above. In addition, the Servicer shall not be required to repurchase a Receivable pursuant to Section 4.01(g) or to indemnify the Purchaser pursuant to
Section 8.01 in connection with (A) the impairment of the Servicer's ability to collect amounts due on the Receivables or (B) a negative effect on servicing performance, if either (A) or (B) above occurs as a result of the inability of the Servicer to pursue litigation due to the restrictions set forth in Section 4.01(c).

                  Section 10.02 Waiver of Event of Defaults. By a written notice, the Purchaser may waive any Event of Default (other than an Event of Default pursuant to clauses (vii) or (viii) above) by the Seller or Servicer in the performance of their respective obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding the foregoing, if any Event of Default that has occurred is continuing, unless and until the Purchaser shall waive such Event of Default by written notice, the Purchaser may by notice in writing to the Servicer in the manner provided in Section 10.01(c), terminate the rights of the Servicer under this Agreement and in and to the servicing and the custody of the Receivables and the proceeds thereof at any time thereafter.

                                   ARTICLE XI

                                   TERMINATION

                  Section 11.01 Termination. This Agreement shall terminate upon the earlier of (i) the later to occur of (A) the final payment or other liquidation (or any advance with respect thereto) of the last maturing Receivable and (B) the disposition of any Financed Vehicle with respect to the last Receivable and the remittance of all funds due hereunder or (ii) the mutual consent of the Servicer and the Purchaser in writing. The representations and warranties made by the Seller in Sections 3.01 and 3.02, the indemnification obligations of the Seller under Section 3.04(d) and the indemnification obligations of the Servicer under Section 8.01(a) shall survive the termination of this Agreement.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  Section 12.01 Successor to Servicer.(a) Prior to termination of any of the Servicer's responsibilities and duties under this Agreement pursuant to Section 8.04, 10.01(c) or 11.01, the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor satisfying the conditions set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement, including as servicer and custodian, prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Receivables as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor and shall continue to receive the Servicing Fee and any other amounts payable to the Servicer hereunder through but not including the day on which a successor Servicer is appointed. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.01 and the remedies available to the Purchaser under Sections 2.04, 4.01(g) and 6.01, it being understood and agreed that the provisions of such Sections 2.04, 3.01, 4.01(g) and 6.01 shall be applicable to the Servicer notwithstanding any such termination of the Servicer, or the termination of this Agreement.

                  (b) Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for the portion of Section 3.01(a)(ix) relating to the sale of the Conveyed Assets and all of Section 3.01(a)(xi), (xii), (xiii), (xiv), (xv) and (xvi), whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination of the Servicer or termination of this Agreement pursuant to Section 8.04, 10.01 or 11.01 shall not affect any claims that any Purchaser may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination.

                  (c) The Servicer shall deliver promptly to the successor servicer all Collections held by it in respect of the Receivables and all Receivable Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                  (d) Any successor shall be required to remit to the Purchaser all collections received with respect to the Receivables on a daily basis unless otherwise agreed to by the Purchaser.

                  Section 12.02 Amendment. This Agreement may only be amended from time to time by written agreement signed by the Servicer and the Purchaser.

                  Section 12.03 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  (a) In connection with any suit, claim, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, (i) each of the Bank and the Purchaser hereby consents to the in personam jurisdiction of any court of the State of New York or any U.S. federal court located in the Borough of Manhattan in the State of New York; (ii) each of the Bank and the Purchaser agrees that service by prepaid certified or registered mail, or any other form equivalent thereto (or, in the alternative, by any other means sufficient under applicable law, rules and regulations) at the addresses set forth in Section 12.05 shall be valid and sufficient for all purposes; and (iii) each the Bank and the Purchaser agrees to, and irrevocably waives any objection based on forum non conveniens or venue not to, appear in such state or U.S. federal court located in the Borough of Manhattan.

                  (b) EACH OF THE BANK AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE BANK OR THE PURCHASER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER TO ENTER INTO THIS AGREEMENT.

                  Section 12.04 Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Receivables by the Purchaser.

                  Section 12.05 Notices.

                  (a) Any notice pursuant to this Agreement shall be in writing signed by or on behalf of the Party giving it and may be served by sending it by confirmed facsimile, personal delivery or overnight courier to the address of the addressee set forth below (or to such other address as the addressee shall have specified to such Party by not less than fifteen (15) days prior notice given in accordance with this Section 12.05). Notice given is deemed for purposes of this Agreement:

                           (i) in the case of a facsimile transmission, on the day a confirmation of receipt is confirmed, or, if such day is not a Business Day, on the first Business Day thereafter; and

                           (ii) in the case of personal delivery or delivery by overnight courier, on the day of delivery at the address of the addressee or, if such day is not a Business Day, on the first Business Day thereafter.

                  (b) The details for notices are:

                           (i) if to Purchaser:

                               Goldman Sachs Mortgage Company
                               85 Broad Street
                               New York, NY 10004
                               Attention:  Jeff Goodman
                               Tel.:  (212) 902-2131
                               Fax.:  (212) 346-3568

                               with a copy to:

                               Goldman Sachs Mortgage Company
                               85 Broad Street
                               New York, NY 10004
                               Attention:  Joseph D'Urso
                               Tel.:  (212) 357-2507
                               Fax.:  (212) 346-3568

                           (ii) if to the Seller or Servicer:

                               The Huntington National Bank
                               Huntington Center
                               41 South High Street - HC0716
                               Columbus, OH  43287
                               Attention:  Timothy R. Barber
                               Tel.:  (614) 480-3547
                               Fax.:  (614) 480-4205

                               with a copy to:

                               The Huntington National Bank
                               Huntington Center
                               41 South High Street
                               Columbus, OH 43287
                               Attention: Daniel W. Morton
                               Tel: (614) 480-5760
                               Fax: (614) 480-5404

                  Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held unenforceable or invalid in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement in such jurisdiction to the extent of such unenforceability or invalidity, and such unenforceability or invalidity shall in no way affect the validity or enforceability of the other provisions of this Agreement or of such provisions in any other jurisdiction.

                  Section 12.07 Entire Agreement. This Agreement and the Purchase Price and Terms Letter constitute the entire agreement between the Parties relating to the transactions contemplated herein and supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

                  Section 12.08 Relationship of Parties. Nothing contained herein shall be deemed or construed to create a partnership or joint venture between the Purchaser and the Seller or Servicer.

                  Section 12.09 Counterparts. This Agreement may be executed in one or more counterparts and by each Party on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart hereof shall be deemed to constitute due and sufficient delivery of such counterpart.

                  Section 12.10 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon, and shall be enforceable by, the Seller, the Servicer and the Purchaser and their permitted successors and assigns, including without limitation, any trustee or similar party appointed by the Purchaser with respect to any Whole Loan Transfer or Pass-Through Transfer. Neither the Seller nor the Servicer may assign all or any portion of their respective rights or obligations under this Agreement without the prior written consent of the Purchaser. Any such purported assignment without such consent shall be null and void.

                  Section 12.11 Assignment by Purchaser. The Purchaser shall have the right, without the consent of the Seller or the Servicer, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Receivables, and designate any Person to exercise any rights of the Purchaser hereunder, by executing one or more Assignment, Assumption and Recognition Agreements substantially in the form of Exhibit K hereto and each assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Receivables. All references to the Purchaser in this Agreement shall be deemed to include such assignees and designees.

                  Section 12.12 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Servicer, any right, remedy, power or privilege hereunder, will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  Section 12.13 Further Assurances. The Seller, the Servicer and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested to more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

                  Section 12.14 Effect of Headings; Cross-References. The article, section and subsection headings herein and the table of contents of this Agreement are for convenience only and shall not affect the construction of this Agreement. References in this Agreement to article, section and subsection numbers are to such article, section and subsection numbers of this Agreement.

                  Section 12.15 No Petition Covenant Each of the Seller, the Servicer and the Purchaser, by entering into this Agreement, covenants that it shall not, prior to the date that is one year and one day after the payment in full of all securities issued in connection with any Pass-Through Transfer, acquiesce, petition or otherwise invoke or cause the issuer of such securities or trustee or other similar entity for such securities to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such issuer or trustee or other entity under any bankruptcy, insolvency or similar law, or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such issuer or trustee or other entity or any substantial part of its properties, or ordering the winding up or liquidation of the affairs of such issuer, trustee or other entity. This Section 12.15 shall survive the termination of this Agreement.


                  IN WITNESS WHEREOF, the Seller, Servicer and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the day and year first above written.


                                    GOLDMAN SACHS MORTGAGE COMPANY,
                                    As Purchaser

                                    By: Goldman Sachs Real Estate
                                        Funding Corp., its General Partner,



                                    By:  /s/ Robert Christie
                                        __________________________________
                                         Name:  Robert Christie
                                         Title: Vice President


                                    THE HUNTINGTON NATIONAL BANK,
                                    As Seller and as Servicer



                                    By:  /s/ Timothy R. Barber
                                        ___________________________________
                                         Name:  Timothy R. Barber
                                         Title: Senior Vice President